Exhibit 10.14

H

HEWLETT-PACKARD COMPANY

U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT

SIGNATURE PAGE

ICN #
LEGAL BUSINESS NAME	SYNNEX Corporation
ADDRESS	3797 SPINNAKER CT.
CITY, STATE, ZIP	FREMONT, CA 94538
PHONE, FAX #
E-MAIL/INTERNET ADDRESS
DBA(S)

In addition to any and all other documents comprising the Contract, all documents marked with an “X” below govern the relationship between HP and you for the purchase and resale of HP Products and are part of the Contract.

AGREEMENT:

☒  U.S. Business Development Partner Agreement

ADDENDA:

☒  U.S. Business Development Partner Agreement – Definitions

☒  U.S. Business Development Partner Agreement – Record – Keeping Audit And Reporting

☒  U.S. Business Development Partner Agreement – CSP 220-Volt LaserJet Price Protection Program

☒  U.S. Business Development Partner Agreement – Channel Service Provider

☒  U.S. Business Development Partner Agreement – CSP Refurbished/Excess LaserJet Products

☒  U.S. Business Development Partner Agreement – CSP IPG Product Specific

☒  U.S. Business Development Partner Agreement – CSP NSS Product Specific

☒  U.S. Business Development Partner Agreement – CSP ProCurve Products

☒  U.S. Business Development Partner Agreement – CSP PSG Products

☒  U.S. Business Development Partner Agreement – CSP ISS Products

☒  U.S. Business Development Partner Agreement – CSP Referral

☒  U.S. Business Development Partner Agreement – CSP Server Pilot Program Addendum

SHIPMENT ELECTION

Please check one.

             OUTLET

             CONSOLIDATED

STATEMENT OF OWNERSHIP:

Form of Organization: (i.e. Corporation, General Partnership, Limited Partnership, Sole proprietor):              Corporation

For a Corporation, specify whether:             Publicly Held     ✓    Privately Held

State of Incorporation/Organization:         Delaware

Identify Company ownership and management structure as follows (attach additional pages if necessary):

Sole proprietor:	Provide owner’s legal name

Trust:	Identify Trustee(s), Administrators and Beneficiaries of Trust

Partnership:	Identify all General Partners, Limited Partners, Officers and ownership percentages held Specify dollar investment of limited partners

Privately Held Corporation:	Identify all shareholders with class and percentage ownership, Officers and Board of Director Members

Publicly Held Corporation:	Identify owners of 20% or more of each class of shares with class and percentage ownership, Officers and Board of Director Members

NAMES	TITLES	OWNERSHIP INTEREST
		Percentage Ownership (Dollar Investment in Limited Partners)	Type of Ownership interest (Assets, Common or Preferred Shares)

If Company is 100% owned by another corporation, identify the parent corporation’s ownership and management structure above and the identity of the parent corporation below:

Parent/Owner, including DBA(s)

Address

( )

City	State	Zip	Telephone

( )

State of Parent/Owner’s Incorporation			Fax

This Contract is made and entered into by and between SYNNEX Corporation, a Delaware corporation, and Hewlett-Packard Company, a Delaware corporation.

AUTHORIZED SIGNATURES	HEWLETT-PACKARD COMPANY

/s/ Simon Y. Leung	/s/ Janet S. McAllister
Authorized Signature	Janet S. McAllister Manager Partner Contracts & Compliance Americas Partner Operations Imaging & Printing Group
Simon Y. Leung

Typed/Printed Name

General Counsel & Corporate Secretary Title	11/06/03 Effective Date	May 31, 2005 Expiration Date

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT

1.	DEFINITIONS	2
2.	APPOINTMENT	2
3.	STATUS CHANGE	2
4.	RELATIONSHIP	2
5.	SOURCING AND SELLING	3
6.	INTERNATIONAL	4
7.	RESALES TO U.S. GOVERNMENT	4
8.	PRICES AND DISCOUNTS	4
9.	ORDERS AND DELIVERY	5
10.	PAYMENT	5
11.	WARRANTY	6
12.	INSTALLATION AND SUPPORT	7
13.	SOFTWARE LICENSE AND DISTRIBUTION RIGHTS	7
14.	MARKS	9
15.	INTELLECTUAL PROPERTY PROTECTION	9
16.	BUSINESS DEVELOPMENT PARTNER’S INDEMNIFICATION OBLIGATIONS	10
17.	CONFIDENTIALITY	10
18.	LIMITATION OF LIABILITY AND REMEDIES	10
19.	COMPLIANCE, RECORD-KEEPING AND AUDIT	11
20.	SALES AND INVENTORY REPORTING	12
21.	POLICIES AND PROGRAMS	13
22.	GENERAL	13
23.	CHANGES AND AMENDMENTS	14
24.	NOTICES	14
25.	TERM AND TERMINATION	14

	HP CARE PACK SERVICES EXHIBIT

HP Confidential

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT

1.	DEFINITIONS

All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Partner Agreement Definitions Addendum.

2.	APPOINTMENT

A.	HP appoints Business Development Partner as an authorized, non-exclusive Business Development Partner for the purchase and resale or sublicense of Products, Services and Support subject to the terms and conditions of this Agreement. HP reserves the right to sell Products, Services and Support to all HP end-user customers and Business Development Partners.

B.	HP appoints Business Development Partner to engage in Transactions, as set forth in this Agreement.

C.	The nature and scope of Business Development Partner’s authorization, including any geographic, vertical market or other restrictions, are detailed in Addenda to this Agreement. The Products, Services and Support covered by Business Development Partner’s authorization, including any discounts and commitment levels, and sourcing and selling restrictions are detailed in Addenda or the Partnership Website.

D.	Business Development Partner will sell Products, Services and Support only to Customers.

E.	When acting in its capacity as an authorized Business Development Partner, Business Development Partner will purchase Products, Services and Support only directly from an HP authorized Distributor set forth on the U.S. Distributor Summary Matrix located at http://partner.americas.hp.com, unless otherwise agreed to in an Addendum.

F.	When acting in its capacity as an authorized Business Development Partner reselling Products, Business Development Partner shall ensure that its employees complete any training courses and/or certification designated by HP for each authorized location. Only Business Development Partner’s full time employees are eligible for HP certification. Business Development Partner’s contract and part-time employees shall not be eligible for certification. Training requirements for Products are defined on the Partnership Website.

G.	Business Development Partner accepts appointment on these terms and conditions.

3.	STATUS CHANGE

A.	If Business Development Partner wishes to:

1.	Change its name;

2.	Add, close or change an HP-approved Ship-To, delivery or other HP-authorized location; or

3.	Undergo a merger, acquisition, consolidation or other reorganization with the result that any entity controls twenty percent (20%) or more of Business Development Partner’s capital stock or assets after such transaction, or assumes management of Business Development Partner operations; then Business Development Partner will notify HP in writing within five (5) business days prior to the intended date of change, or the earliest date Business Development Partner is legally permitted to provide such information. In no event shall such notice be given more than five (5) days after the change has occurred. Each event referenced in this Section 3(A) shall be defined as a “Status Change”. HP reserves the right to terminate this Agreement for cause if Business Development Partner fails to notify HP as set forth herein of a Status Change.

Business Development Partner shall provide HP all information and documents requested by HP for the purpose of evaluating such status change.

B.	HP will promptly notify Business Development Partner of its consent to the continuation of Business Development Partner’s authorization following such a change in status, provided that HP may terminate this Agreement immediately upon notice in the event HP does not consent to such change. Pending HP’s notification, HP will have no obligation to perform under this Agreement.

4.	RELATIONSHIP

A.	Business Development Partner and HP are independent contractors for purposes of this Agreement. This Agreement does not establish a franchise, joint venture or partnership, or create any relationship of employer and employee, master and servant, or principal and agent between the parties.

B.	Neither party will have, nor represent that it has, any power, right, or authority to bind the other party, or to assume or create any obligation or responsibility, express or implied, on behalf of the other party without such other party’s express written consent. Business Development Partner acknowledges that any commitment made by Business Development Partner to its Customers with respect to price, quantities, delivery, specifications, warranties, modifications, interfacing capability or suitability will be Business Development Partner’s sole responsibility, and Business Development Partner will indemnify HP from liability for any such commitment by Business Development Partner.

C.	Each Party shall control the means, manner and method of its performance. Neither Party shall either exercise or have the right to exercise any control, supervision or oversight of the other Party’s performance.

HP Confidential

D.	HP may market Third Party Products, including Third Party Products in competition with Products, without making those Third Party Products available to Business Development Partner. HP reserves the right to resell Products, Services and Support, and Third Party Products directly to Customers without relying on Business Development Partner. Each Party reserves the right to market, promote and resell products and services in competition with the other Party.

E.	HP will not be deemed a party to any agreement between Business Development Partner and any subsequent purchaser or licensee.

F.	Immediately upon notification from HP to Business Development Partner, the Business Development Partner shall change or cease representations or business practices pertaining to this relationship found to be misleading or deceptive by HP.

G.	Business Development Partner shall conduct all activities relating to its business with HP in accordance with the highest standards of ethics and fairness as well as in compliance with all applicable United States and State laws and regulations.

H.	Neither Party shall be responsible for failure or delay in performance due to circumstances beyond its reasonable control, such as labor disputes, natural disasters, shortage of or inability to obtain labor, energy, and materials, war, riot, embargo, fire, or any other act or condition beyond the reasonable control of the non-performing Party. Notwithstanding the foregoing, nothing shall relieve Business Development Partner from any payment obligations under this Agreement.

I.	Neither Party shall issue any press release concerning this Agreement without the prior written consent of the other Party as to form, content, and timing of the press release.

J.	Notwithstanding any other provisions of this Agreement, HP may elect at any time during the term of this Agreement to announce new Products to which the terms and conditions of this Agreement may not apply.

K.	Prior to entering into this Agreement, Business Development Partner must inform HP if it at any time in the past previously executed a reseller or distributor agreement with HP or, prior to the merger of HP and Compaq Computer Corporation, with Compaq, and was de-authorized under such agreement.

5.	SOURCING AND SELLING

A.	Business Development Partner may purchase Products or Services for resale purposes only from HP authorized Distributors set forth on the U.S. Distributor Summary Matrix located at http://partner.americas.hp.com, or as permitted in any addenda agreed to by HP and Business Development Partner. Business Development Partner may purchase Products or Services for resale purposes directly from HP, provided that Business Development Partner: (i) meets the revenue requirements set forth on the Partnership Website; or (ii) executes an Addendum that sets forth a direct purchase relationship. Business Development Partner may not purchase Products or Services for resale purposes from Other Business Development Partners and/or any unauthorized sources.

B.	Business Development Partner may resell Products, Services and Support only to Customers.

C.	Business Development Partner may not resell Products to any division or subsidiary of the Business Development Partner’s corporate parent.

D.	Business Development Partner may purchase and resell Open and Controlled Products. Business Development Partner may purchase and resell Enterprise Servers and Storage Products only if Business Development Partner has successfully completed any HP designated criteria for purchasing and reselling Enterprise Servers and Storage Products as permitted in any addenda agreed to by HP and Business Development Partner.

E.	Business Development Partner may resell Products over the internet, provided that Business Development Partner:

1.	implements policies supporting Customer satisfaction as a primary concern;

2.	provides Customer support including, but not limited to, the following activities:

a.	maintaining a toll-free support telephone number during regular posted hours of operation;

b.	providing pre-sales support;

c.	providing accurate detailed Product specification information on Partnership Website;

d.	providing front line technical support; and

e.	posting clear policy/procedures on Partnership Website.

3.	sells packaged services for ongoing Customer support (i.e. HP Care Pack services);

4.	primarily sells new Products and clearly identifies used or Refurbished Products and state such used or Refurbished Products are not warranted by HP;

5.	does not sell Products, Services, or Support via an Auction;

6.	acknowledges by accepting the terms and conditions of this Agreement that selling over the internet will be granted for a specific domain name. Business Development Partner is authorized to sell via a URL that matches the Business Development Partner’s HP authorized d/b/a name. New or additional domain names require HP approval prior to Business Development Partner’s posting of HP Products; and

HP Confidential

7.	complies with the terms and conditions of this subsection 5(D). Business Development Partner’s failure to comply with the terms and conditions of this subsection 5(D) may result in termination of this Agreement or loss of marketing program eligibility or benefits for ninety (90) days.

F.	If Business Development sells Refurbished Products, Business Development Partner shall:

1.	not remove any HP warranty information or labels identifying Refurbished Products as used or refurbished from cartons, packaging, and invoices;

2.	market and advertise Refurbished Products only as used or refurbished; and

3.	notify Customer prior to purchase if any Refurbished Products being purchased have a limited warranty.

G.	HP reserves the right to restrict at any time the permissible sources from which Business Development Partner may purchase Products, Services or Support.

6.	INTERNATIONAL

HP does not consent to the marketing or use of Products outside the United States and reserves any and all rights it has under any applicable law, including but not limited to intellectual property laws, to oppose the exportation for sale or resale of Products outside the United States or the importation into any country outside the United States. Accordingly:

A.	Business Development Partner shall not export for sale or resell (and shall ensure that contracts with any purchasers of Products prevent the export for sale or resale of) Products to or import into any country outside the United States. Business Development Partner shall not directly or indirectly sell Products within the United States if Business Development Partner knows or has reasons to believe that the purchaser or any third party will export for sale or resell Products to or import into any country outside the United States.

B.	Business Development Partner shall not remove (and shall ensure that contracts with any purchasers of Products prevent the removal of) any notices that may appear on the Products’ packaging restricting sale of Products outside the United States.

7.	RESALES TO U.S. GOVERNMENT

A.	Business Development Partner shall not issue Letters of Supply, guarantee the supply, or resell, supply, or provide persons or entities with Product, Support or Services for resale under a General Services Administration (“GSA”) contract without HP’s prior written approval.

B.	Business Development Partner shall not list Product, Support or Services on GSA schedules or contracts without HP’s prior written approval.

C.	If Business Development Partner desires to sell Products to Public Sector Customers, then Business Development Partner must comply with any additional requirements posted on the Partnership Website that relate to such sales.

8.	PRICES AND DISCOUNTS

This Section 8 applies only to Business Development Partners with an established direct purchase relationship with HP as described in Section 5A above.

A.	Net Price includes shipping and handling charges, unless otherwise quoted by HP. HP will charge Business Development Partner for any special packing or shipping instructions requested by Business Development Partner and agreed to by HP.

B.	HP reserves the right to change prices and discounts at anytime with reasonable prior notice to Business Development Partner. If Business Development Partner is unsure of the List Price to use in calculating the Net Price, then the Business Development Partner should refer to the Partnership Website or contact its HP sales representative or relationship manager.

C.	Prices are exclusive of, and Business Development Partner will pay, applicable sales, use, consumption, goods and services, value added or like taxes, unless Business Development Partner has provided HP with an appropriate exemption certificate for the Delivery jurisdiction, or HP agrees the transaction is otherwise exempt.

D.	List prices are suggested prices for resale to End User customers and a basis for calculating Net Business Development Partner Price. Business Development Partner has the right to determine its own resale prices, and no HP representative will require that any particular minimum resale price be charged by Business Development Partner to Customer or grant or withhold any benefits to Business Development Partner based on Business Development Partner’s resale pricing policies. Business Development Partner agrees that it will promptly report any effort by HP personnel to interfere with its pricing policies directly to an HP officer or senior sales manager.

E.	Upon request from Business Development Partner, HP may at its discretion, grant special pricing for particular Customer Transactions. HP may retract or amend the special pricing at any time before acceptance of the purchase order by HP. HP may extend the pricing on an exclusive or non-exclusive basis and may condition the special pricing on a pass-through to End User of all or part of incremental discount extended by HP to Business Development Partner.

F.

HP may, from time to time, offer Business Development Partner certain Products, Services and Support on special promotional terms and conditions. Such offerings may not be combined with other HP program(s) or promotion(s) and may be subject to pricing or discounts different from those provided for in this Agreement. In some cases, such offerings

HP Confidential

may not, be counted towards Business Development Partner’s volume or other commitments, and may not be eligible for other standard benefits, including but not limited to promotional allowance funds, price protection or stock protection adjustments. Except as specifically altered by HP in a promotional offering under this section, all other terms and conditions will remain unaltered.

9.	ORDERS AND DELIVERY

This Section 9 applies only to Business Development Partners with an established direct purchase relationship with HP as described in Section 5.A. above.

A.	HP may, at its sole discretion and for any reason, reject a Business Development Partner’s purchase order.

B.	HP will honor written orders from Business Development Partner unless other methods are agreed upon in writing. Business Development Partner’s orders must reference this Agreement and must comply with the minimum order, release, destination (“Ship To” address) and other requirements specified in any Addenda to this Agreement, or as set forth on Partnership Website. Orders must also specify Delivery dates within periods specified on the Partnership Website.

C.	All Business Development Partner’s sales, advertising and promotional activities for Products must be conducted from selling locations identified on the Approved Location list and approved by HP (“Approved Selling Locations”). No sales, advertisement or promotion of Products may be conducted from Approved Locations that are not also Approved Selling Locations.

D.	HP shall ship Products under HP’s standard shipment terms and conditions. Unless HP offers to ship Products directly to Business Development Partner’s Customer sites, HP shall ship Products to Business Development Partner’s shipment locations identified on the Approved Location list and approved by HP (“Approved Shipment Locations”). Approved Shipment Locations may be the same as Approved Selling Locations.

E.	Business Development Partner will issue orders from Approved Locations within its organization and will specify HP authorized Ship- To addresses, unless otherwise agreed upon by the Parties. Business Development Partner is responsible for ensuring that only authorized employees place, change or delete orders and that the orders conform to all requirements of this Agreement.

F.	All orders are subject to acceptance by HP.

G.	Delivery by HP is subject to Product and Services availability at the time Business Development Partner’s order is received. HP will make commercially reasonable efforts to meet delivery dates quoted or acknowledged. If Products are in short supply, quantity restrictions may apply and HP will allocate Products at HP’s discretion. If HP is unable to meet Business Development Partner’s delivery requirements, the Parties may agree to alternative arrangements. In the absence of such agreement, Business Development Partner’s sole remedy is to cancel the order.

H.	HP will ship according to HP’s standard commercial practice. Title to Products and risk of loss or damage for any Product will pass from HP to Business Development Partner at Ship-To address, provided Products are shipped via HP’s carrier. Shipping and handling charges will be listed separately on HP’s invoice when not included in the Product’s purchase price. If Business Development Partner requested special packing or shipping instructions are agreed to by HP, charges will be billed separately to Business Development Partner, and title, and risk of loss or damage will pass to Business Development Partner on delivery to Business Development Partner’s carrier or designate.

I.	Transactions may be conducted through EDI or other electronic methods, as agreed.

10.	PAYMENT

This Section 10 applies only to Business Development Partners with an established direct purchase relationship with HP as described in Section 5A above.

A.	Business Development Partner shall pay any HP invoices within thirty (30) days from the date of HP’s invoice. For credit reasons, or when Business Development Partner’s financial condition or relationship with HP so warrants, HP reserves the right to require payment in advance or other payment terms with respect to any new or unshipped orders.

B.	Invoices for contractual support services and maintenance will be issued in advance of the Support period.

C.	HP may discontinue performance under this Agreement or any other agreement between HP and Business Development Partner if Business Development Partner fails to pay any sum when due to HP or fails to perform under this or any other Agreement and has not cured such performance failure within ten (10) days written notice from HP.

D.	Any Business Development Partner claim for adjustment of an HP invoice is deemed to be waived if Business Development Partner fails to present such claim within ninety (90) days from the date of the HP invoice. No claims, credits, or offsets may be deducted from any HP invoice.

E.	Payments for claims in support of program or other events that are later determined by HP to be invalid, erroneous, or non-compliant through an audit will be re-invoiced to Business Development Partner within thirty (30) days of such determination.

F.

Business Development Partner grants and HP reserves a purchase money security interest in each Product purchased under this Agreement and in any proceeds derived from the resale, lease, or transfer of such Products to secure the full amount of the purchase price at which Business Development Partner purchased such Products from HP. Promptly upon request by HP, Business Development Partner shall sign any document HP reasonably deems necessary to perfect such

HP Confidential

security interest. Payment in full of the purchase price of a Product purchased shall release the security interest in such Product.

G.	HP shall have the right to set off or apply any and all amounts owed by Business Development Partner, its subsidiaries and affiliates, against any and all amounts owed or which may subsequently be owed by HP to Business Development Partner, its affiliates, subsidiaries, or their successor in interest. Business Development Partner shall not have such rights.

11.	WARRANTY

A.	WARRANTY STATEMENTS APPLICABLE TO HARDWARE AND SOFTWARE

1.	HP warrants Hardware against defects in materials and workmanship. HP further warrants that Hardware conforms to Specifications in effect on the date HP ships the Products.

2.	HP warrants Software branded by HP with an HP trademark (“HP Branded”) and Firmware Products, which are designated by HP for use with Hardware and are properly installed on that Hardware, against failures to execute their programming instructions due to defects in materials and workmanship when properly installed and used on the Device designated by HP.

3.	HP warrants that HP Branded Software shall substantially conform to Specifications. HP does not warrant that HP Branded Software shall operate in hardware and software combinations selected by Business Development Partners, Customers or third parties, or meet requirements specified by Business Development Partners, Customers or, third parties, or that the operation of Products shall be uninterrupted or error free.

4.	Peripherals, accessories and interfaces receive the same warranties as the systems to which they are connected when:

a.	Products are purchased with the system on a coordinated delivery and are included in the system configuration; or

b.	Products are purchased as add-ons to an existing system that are part of a Service that includes add-on Products.

5.	HP may provide Product-specific warranties. Materials or documents setting forth Product warranty terms, conditions, exceptions, exclusions and disclaimers are set forth at the Partnership Website or are contained within the Product packaging upon Product shipment to Business Development Partner. If Product-specific warranties are not contained in the Product packaging, it is Business Development Partner’s responsibility to provide Customer with a copy of all applicable Product-specific warranties. Any HP revisions to such warranties shall be effective on the date specified by HP in any written communication sent to Business Development Partner. Such warranties shall take precedence over any conflicting terms contained in this section.

6.	The above warranties do not apply to defects resulting from improper or inadequate maintenance or calibration by Business Development Partner or Customer; non-HP supplied Software, interfacing or supplies; unauthorized modification; improper use or operation outside of the specifications for the Product; abuse, negligence, accident, loss or damage in transit; improper site preparation; or unauthorized maintenance or repair, and may be limited for Refurbished Products.

7.	HP shall not warrant that any Products HP sells to Business Development Partner that are not branded by HP are free from defects in materials and workmanship, even if the Products that are not branded by HP are sold as part of a Service.

B.	WARRANTIES APPLICABLE TO SERVICES

1.	HP warrants that HP Branded Services will be provided in a professional and workmanlike manner. HP will replace, at no charge, any Product parts and Software media that are part of an HP Branded Service, which are defective and returned to HP within ninety (90) days of delivery.

2.	During the Software warranty period, HP warrants that HP Branded Software updates will not fail to execute their programming instructions due to defects in materials and workmanship when properly installed and used on the Hardware designated by HP.

3.	The above warranties do not apply to defects resulting from improper or inadequate maintenance or calibration by Business Development Partner or Customer; non-HP supplied Software, interfacing or supplies; unauthorized modification; improper use or operation outside of the specifications for the Product; abuse, negligence, accident, loss or damage in transit; improper site preparation; or unauthorized maintenance or repair.

C.	WARRANTY PERIODS AND PASS THROUGH PROCESSES

1.	WARRANTY PERIODS. Product warranty period and additional information is available in the Product specific warranty materials packaged with Product, on quotations, or upon request to HP. If Business Development Partner does not pass through its HP warranty to its Customers, the warranty period begins on the date of Product receipt by Customer, or the date of Product installation if installed by HP. If Business Development Partner’s Customer chooses to schedule or delays HP installation by more than thirty (30) days after receipt, the warranty period begins on the thirty-first (31st) day after Product receipt by Customer.

HP Confidential

2.	PASS THROUGH PROCESSES. Except as expressly provided in this Agreement, Business Development Partner may pass through the warranties provided under this Agreement to Other Business Development Partners or to their Customers, so long as HP’s obligation is:

a.	not greater than the warranty coverage for defective Products as set forth in this Warranty Section; and

b.	not greater than the limitations of remedies and liability set forth in the Limitation of Remedies and Liability Section 18 of this Agreement.

Upon the request of Business Development Partner’s Customer, Business Development Partner shall provide a copy of any and all warranties for any Products to its Customer prior to the downstream resale. In addition, Business Development Partner may provide more extensive warranty coverage for Customers, so long as HP has no responsibility for fulfilling the additional obligations.

3.	PASS THROUGH WARRANTY PERIODS. Where Business Development Partner uses the pass through processes described above, Products ordered by Business Development Partner from HP and temporarily retained in inventory are warranted beginning with the shipment date from HP and ending with shipment to the Customer, for a period not to exceed ninety (90) days from date of original purchase from HP by Business Development Partner. “User Warranties” apply only to End User purchasers of Products. Customer warranties begin upon Product purchase by the Customer and must be verified by proof of acquisition by such Customer.

D.	REMEDIES

In the event HP receives notice of defects or non-conformance to the warranties provided in this Agreement during the applicable Product warranty period, HP shall, at its option, repair, or replace the affected Products. If HP is unable, within a reasonable time, to repair, replace or correct a defect or non-conformance in Products to a condition as warranted, Business Development Partner shall be entitled to a refund of the purchase price upon prompt return of the Products to HP. Business Development Partner shall pay expenses for return of such Products to HP. HP shall pay expenses for shipment of repaired or replacement Products to Business Development Partner.

E.	WARRANTY EXCEPTIONS

1.	Except as otherwise noted in this Section 11, HP does not warrant that the operation of Products shall be uninterrupted or error free.

2.	Some newly manufactured Products may contain, and in supporting such Products HP may use, remanufactured parts that are equivalent to new in performance.

F.	WARRANTY EXCLUSIONS

1.	The warranties provided in this Section 11 shall not apply to defects resulting from abuse, misuse, negligence, accident, loss or damage in transit, or any other Products warranty exclusion set forth in warranty materials or documentation, or from attempted repair by an unauthorized technician. Business Development Partner shall reimburse HP for all freight expenses incurred by HP as a result of returning Products that are determined by HP to be (1) free from defect or (2) defective as a result of abuse, misuse, negligence, accident, loss or damage in transit. Such Products shall be shipped back to Business Development Partner, and Business Development Partner shall be responsible for associated freight charges. If Products are returned to Business Development Partner, title to the Products and risk of loss shall pass to Business Development Partner at the time HP delivers Products to HP’s first designated carrier.

2.	The warranties provided in this Section 11 shall apply only to those Products and Support that are branded by HP with an HP trademark (“HP Branded”). HP does not warrant any third party Products or Support even if included with other HP Branded Products. Furthermore, HP provides all such third party Products and Support AS IS. However, the original manufacturers or suppliers may provide their own warranties as specified in the documentation accompanying such third party Products and Support.

G.	WARRANTY DISCLAIMERS

THE WARRANTIES HEREIN ARE SOLE AND EXCLUSIVE, AND NO OTHER WARRANTY, WHETHER WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED. TO THE EXTENT PERMITTED BY LAW, HP SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT.

12.	INSTALLATION AND SUPPORT

A.	Business Development Partner will provide Customers with access to information regarding HP designated support programs or other HP approved support plans to assist Customers in obtaining warranty repair for Products. Unless Business Development Partner participates in the Authorized Service Provider Program, nothing in this Agreement permits Business Development Partner to perform HP warranty repair on defective HP Product, even if Business Development Partner originally sold the HP Product.

B.	If Business Development Partner purchases an HP System and chooses to resell individual components of that system to Customer who is purchasing an add-on to an HP System, it is the responsibility of Business Development Partner to provide the installation services to Customer at Business Development Partner’s expense. HP may agree, but is not obligated, to perform installation services at an additional charge.

HP Confidential

13.	SOFTWARE LICENSE AND DISTRIBUTION RIGHTS

A.	In return for a fee or fees designated by HP for Use of Software (“License Fee”), HP grants Business Development Partner a non-exclusive non-transferable license to distribute Software to Customer for Customer’s Use. In situations regarding Open VMS Software or the sub-licensing of Software, such license shall incorporate the terms defined below into a written agreement, which shall be made available to HP upon request:

1.	the terms set forth herein;

2.	Use restrictions and authorizations for the Software specified by HP in its quotation, invoice or terms that accompany the Software; and

3.	HP’s third party suppliers’ terms that accompany the Software.

In the event of a conflict, the third party suppliers’ terms that accompany the Software will take precedence over the Use restrictions and authorizations specified by HP and the terms set forth herein, and the Use restrictions and authorizations specified by HP will take precedence over the terms set forth herein.

B.	Software is owned and copyrighted by HP or by third party suppliers. Business Development Partner’s Software License confers no title or ownership and is not a sale of any rights in the Software, or the media on which it is recorded or printed. Third party suppliers may protect their rights in the Software in the event of any infringement.

C.	Unless otherwise permitted by HP, the End User may only make copies or adaptations of the Software for archival purposes, to replace a defective copy, for program error verification or when copying or adaptation is an essential step in the authorized Use of the Software on a backup Device, provided that copies and adaptations shall be used in no other manner and provided further that the Use on the backup Device is discontinued when the original or replacement Device becomes operable.

D.	Business Development Partner shall reproduce all copyright notices in or on the original Software on all permitted copies or adaptations. Business Development Partner will not remove, omit or alter any label or copyright on or in the original Software. Business Development Partner may not copy the Software onto any public or distributed network.

E.	Bundled Software or Firmware provided to End Users may only be used when operating the associated Device in configurations as sold or subsequently upgraded by HP or Business Development Partner. End Users may transfer Firmware only upon transfer of the associated Device.

F.	Updates, upgrades or other enhancements may be available under HP Support agreements. HP reserves the right to require additional licenses and fees for Use of the Software on upgraded Devices.

G.	Business Development Partner shall not modify, disassemble or decompile the Software without HP’s prior written consent. Where Business Development Partner has other rights under statute, Business Development Partner shall provide HP with reasonably detailed information regarding any intended disassembly or decompilation. Business Development Partner shall not decrypt the Software unless necessary for legitimate use of the Software.

H.	End User’s Software License is transferable subject to HP’s prior written authorization and payment to HP of any applicable fees. Upon transfer of the Software License, End User shall immediately deliver all copies of the Software to the transferee. The transferee must agree in writing to the terms of Business Development Partner’s Software License terms. All Software License terms shall be binding on involuntary transferees, notice of which is hereby given. End User’s license shall automatically terminate upon transfer.

I.	Unless otherwise specified, all Software Licenses will be perpetual unless terminated or transferred in accordance with this Section 13(I). HP may terminate Business Development Partner’s or any transferee’s or sublicensee’s Software License upon notice for failure to comply with any applicable Software License terms. Immediately upon termination, the Software and all copies of the Software shall be destroyed or returned to HP. Copies of the Software that are merged into adaptations, except for individual pieces of data in Business Development Partner’s or transferee’s or sublicensee’s data base, shall be removed and destroyed or returned to HP. With HP’s written consent, one (1) copy of the Software may be retained subsequent to termination for archival purposes.

J.	If the Software is licensed for use in the performance of a U.S. government prime contract or subcontract, Business Development Partner agrees that Software is delivered as “Commercial computer software” as defined in DFARS 252.227-7014 (Jun 1995) or as a “commercial item” as defined in FAR 2.101(a), or as “Restricted computer software” as defined in FAR 52.227-19 (Jun 1987) or any equivalent agency regulation or contract clause, whichever is applicable. Business Development Partner further agrees that the Software has been developed entirely at private expense.

K.	Business Microsoft License Grant Limitation

The following terms apply if Business Development Partner is or will be distributing pursuant to this Agreement HP Branded Products pre-installed, bundled, or otherwise distributed with Microsoft operating system or application software :

1.	Business Development Partner will deliver to its Customers and/or resellers, as applicable, the Microsoft Certificate of Authenticity (“COA”) and Associated Product Materials (“APM”) together with each HP Branded Products, in HP’s packaging, and will not quote a separate price for the Microsoft operating system, the Microsoft application software or both. APM means material associated with the Microsoft operating system software or application software or both that accompanies the HP Branded Products in HP’s packaging, including without limitation the end user manual, recovery media, and external media.

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2.	Business Development Partner acknowledges and agrees that if Customer and/or reseller does not comply with Section 1, Microsoft may notify HP that it must discontinue distribution to such Customer and/or reseller of the HP Branded Products. HP will discontinue distribution to Business Development Partner promptly following receipt of such notice. Under no circumstances will HP’s failure to deliver HP Branded Products ordered by Customer and/or reseller following receipt of such notice constitute a breach of this Agreement.

3.	Business Development Partner agrees to provide reasonable assistance to HP in any investigation of an incident where a Customer and/or reseller or any party within Customer’s and/or reseller’s distribution channels delivers the COA and APM separate from HP Branded Products or quotes a separate price for the Microsoft operating system, the Microsoft application software, or both.

14.	MARKS

A.	HP may authorize Business Development Partner to display one or more designated HP name, symbols, trademarks, logotypes, trade names, and insignia. Unless provided otherwise to Business Development Partner by HP, HP Marks that can be displayed by Business Development Partner can be found at the Partnership Website. Business Development Partner shall display the HP Marks solely to promote Products, Services and Support.

B.	Business Development Partner shall not use any HP Marks in a manner implying Business Development Partner is or may be a branch or entity of HP. Business Development Partner shall promptly discontinue such use of a HP Mark upon HP’s request.

C.	HP authorizes Business Development Partner, in describing its relationship with HP, to identify itself as an HP Business Development Partner for only those Products, Services, and Support activities this Agreement permits Business Development Partner to purchase and resell or provide.

D.	Displays of HP Marks shall be in good taste and in a manner that preserves their value as HP Marks. Use of HP Marks shall be at all times subject to any HP standards, policies and guidelines that may be set forth at the Partnership Website. All rights or purported rights in HP Marks acquired through Business Development Partner’s use belong solely to HP. HP reserves all rights under law or in equity for misuse of HP Marks.

E.	HP reserves the right to require Business Development Partner to suspend its use of any HP Marks immediately, without prior notice.

F.	Business Development Partner grants HP the non-exclusive, royalty-free right to display Business Development Partner’s marks in advertising and promotional material. HP shall display Business Development Partner’s marks in good taste, in a manner that preserves their value as Business Development Partner’s marks, and in accordance with any standards provided by Business Development Partner for their display. Any rights or purported rights in Business Development Partner marks acquired through HP’s use belong solely to Business Development Partner.

G.	Business Development Partner shall not register or use any internet domain name which contains HP’s Marks, e.g., “HP”, “hp”, or “Hewlett-Packard”, in whole or in part or any other name which is confusingly similar thereto.

15.	INTELLECTUAL PROPERTY PROTECTION

A.	Neither Party shall gain by virtue of this Agreement any rights of ownership of copyrights, patents, trade secrets, trademarks or any other intellectual property rights owned by the other.

B.	HP copyrighted material and Software shall not be duplicated by Business Development Partner, except for archive purposes, to replace a defective copy, for program error verification. Business Development Partner has a limited right to copy marketing and sales documentation provided by HP relating to Services in order to promote Business Development Partner’s service offering.

C.	HP will defend or settle any claim against Business Development Partner (or Customer and third parties to whom Business Development Partner is authorized by HP to resell or sublicense), that HP Branded Products, Services or Support (excluding Custom Products and Custom Support notwithstanding pre-written Statements of Work regarding Support), delivered under this Agreement that alone and not in combination with any other product constitutes an infringement of any third party United States patent, copyright, trade secret, mask work or trademark, provided that Business Development Partner:

1.	promptly notifies HP in writing;

2.	cooperates with HP in, and grants HP sole control of, the defense or settlement; and

3.	sold Products, or sold or performed Services or Support in complete compliance with this Agreement.

HP shall pay, subject to the limitation of liability in Section 15.E, the cost of such defense or settlement and costs, fees and damages finally awarded by a court against Business Development Partner.

D.	HP may either (1) procure for Business Development Partner and its Customers the right to continued sale or use, as appropriate, of the Products or (2) modify or replace the Products. If a court enjoins the sale or use of the Products and HP determines that none of the alternatives specified above is reasonably available, or in the case of a settlement agreement which binds HP, HP shall have the option to replace the Products with non-infringing Products or modify the Products at HP’s expense so it becomes non-infringing, or repurchase the Products from Business Development Partner at Net Price and, if applicable, less any depreciation calculated on a five (5) year straight line basis.

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E.	HP shall have no obligation to Business Development Partner for any claim of infringement arising from:

1.	HP’s compliance with designs, specifications or instructions provided by Distributor, Business Development Partner, Customers, or third-party;

2.	HP’s use of technical information or technology provided by Distributor, Business Development Partner, Customers, or third-party;

3.	modification of the Products by Distributor, Business Development Partner, Customers, or third party;

4.	use of the Products in a manner not specified by HP; or

5.	use of the Products with products that are not HP Branded Products.

F.	THIS SECTION 15 STATES HP’s ENTIRE LIABILITY FOR INTELLECTUAL PROPERTY INFRINGEMENT BY PRODUCTS FURNISHED UNDER THIS AGREEMENT.

16.	BUSINESS DEVELOPMENT PARTNER’S INDEMNIFICATION OBLIGATIONS

Business Development Partner is solely responsible for its acts, omissions, obligations, representations, or misrepresentations in providing its services to End Users. Business Development Partner agrees to defend, indemnify and hold harmless HP against all claims, lawsuits, liabilities, losses, damages, costs and expenses (including attorney and expert witness fees) as a result of claims in any form by Business Development Partner’s End Users, arising out of or in connection with Business Development Partner’s acts, omissions, obligations, representations, or misrepresentations in connection with Business Development Partner’s provision of its services to End Users. Notwithstanding the foregoing, this clause shall not relieve HP of its obligations under any existing agreement between HP and Business Development Partner, or any existing agreement between HP and an End User of the Business Development Partner’s services.

17.	CONFIDENTIALITY

A.	If Confidential Information is exchanged by the Parties, each Party shall protect the Confidential Information of the other in the same manner in which it protects its own like proprietary, confidential, and trade secret information, but no less than a reasonable degree of care. If the Party claiming the benefit of this Section 17 furnishes Confidential Information in writing to the other Party and marks such information “Confidential” or if such information is provided orally and the transmitting party (“Discloser”) confirms to the receiving party (“Recipient”) in writing within thirty (30) days of communication that the information is confidential, then such information shall remain confidential for three (3) years after the date of the disclosure. All such information is deemed “Confidential Information.”

B.	As used herein, the term “Confidential Information” shall include, without limitation, all information designated by either party as confidential pursuant to Section 17 (A), all information or data concerning or related to Products (including the discovery, invention, research, improvement, development, manufacture, or sales thereof), processes, passwords or general business operations including sales costs, profits, pricing methods, formal contractual communications, Sales-Out information, lists of Other Business Development Partners, organization and employee lists), and any information obtained through access to any systems (including computers, networks, websites, voice mail, etc.) which, if not otherwise described above, is of such nature that a reasonable person would believe it to be confidential. Such information shall be deemed Confidential Information subject to the provisions of this Agreement.

C.	This section shall impose no obligation upon a Recipient with respect to Confidential Information which (a) was in the Recipient’s possession before the Disclosure; (b) is or becomes a matter of public knowledge through no fault of the Recipient’s (c) is rightfully received by Recipient from a third party without a duty of confidentiality; (d) is disclosed by the Discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed or learned by the Recipient; (f) is disclosed under operation of law; or (g) is disclosed by the Recipient with the Discloser’s prior written approval. No such information is deemed to be Confidential Information.

D.	Business Development Partner will not publicize or disclose to any third party the contents of this Agreement without prior written consent from HP.

E.	If personal data for employees or customer employees of either HP or Business Development Partner is disclosed to either party, each party agrees to comply with the applicable data protection laws when collecting, storing, transferring, sharing and/or otherwise processing such personal data. Unless expressly agreed otherwise, any personal data disclosed may only be used in accordance with the then-current HP privacy policy available on the Partnership Website.

18.	LIMITATION OF LIABILITY AND REMEDIES

A.	Products, Services and Support are not specifically designed, manufactured or intended as parts, components or assemblies for the planning, construction, maintenance, or direct operation of a nuclear facility. Business Development Partner shall provide Customer purchasing Product(s), Support and Service(s) through Business Development Partner, notice of such restrictions. Should Business Development Partner fail to provide such notice or resell Product(s), Support and/or Service(s) knowing they will be used for nuclear applications, Business Development Partner shall be solely liable and shall hold HP harmless from all costs, fees, expenses and liability arising therefrom.

B.	Business Development Partner is solely responsible for all maintenance Services that Business Development Partner performs. HP is not liable for any damage to Products repaired by Business Development Partner, whether in or out of warranty. In addition, HP is not responsible for the quality or punctuality of repairs made by Business Development Partner.

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C.	HP will not be liable for performance delays or for non-performance due to causes beyond its reasonable control. HP will not be liable for any damages in connection with HP’s furnishing of or Business Development Partner’s use of HP information.

D.	To the extent that a court of competent jurisdiction determines a Product purchased by Business Development Partner is defective and has directly caused property damage, bodily injury or death, HP’s liability shall be limited to:

1.	payments described in Sections 11(D), 15C), or 15(F);

2.	damages for bodily injury or death;

3.	direct damages to tangible property up to a limit of U.S. one million dollars ($1,000,000);

4.	other actual damages for a claim arising from a material breach of Support services, up to a maximum of twelve (12) months of the related Support charges paid by Business Development Partner during the period of material breach; and

5.	other direct damages for any claim based on a material breach of any other term of this Agreement up to a limit of U.S. one million dollars ($1,000,000) or the amount paid to HP for the associated Product, Support or Service, whichever is less.

E.	Notwithstanding Section 18(D) above, in no event shall HP or its subsidiaries, affiliates, subcontractors or suppliers be liable for any of the following:

1.	actual loss or direct damage that is not listed in Section 18D herein;

2.	damages for loss of data or software and data or software restoration;

3.	damages arising from Business Development Partner’s, Customer’s or Customer’s procurement of substitute products or services (i.e., “cost of cover”); or

4.	incidental, special or consequential damages (including downtime costs or lost profits but excluding payments described in Section 17 above and damages for bodily injury).

F.	HP reserves the right to change the design or Specifications of Product(s); add or delete Products, Support and Service(s) without prior notice to Business Development Partner; and change list price of Products, Support and Services. Business Development Partner shall be responsible for modification(s) it makes to Product(s), Support and Service(s)or for commitment(s) made with respect to special interfacing, compatibility or suitability of Product(s), Support and Service(s) for specific applications. In the event Business Development Partner’s modifications have an adverse effect on Product support, marketing and technical specifications as determined by HP in its sole discretion, HP may require Business Development Partner to cease making such modifications and notify HP in writing within ten (10) days of notice from HP, Customers purchasing the modified Product(s), Support and Service(s) to advise them of HP’s concerns. Business Development Partner shall defend and indemnify HP’s costs, expenses, damages and fees incurred by HP by reason of such unauthorized modification.

G.	Business Development Partner shall, in the event of a Product safety notification or operational correction notification from HP, notify Customers who purchased the impacted Product(s). Such notification may include providing reports for Customers listing resources for information, advertising in various publications, etc. The notification shall be in writing and sent to Customers within five (5) days of receipt of notice from HP.

H.	THE REMEDIES IN THE CONTRACT SHALL BE BUSINESS DEVELOPMENT PARTNER’S SOLE AND EXCLUSIVE REMEDIES.

I.	IN NO EVENT SHALL HP BE LIABLE FOR LOSS OF DATA, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, OR FOR ANY OTHER OR PUNITIVE DAMAGES INCURRED BY BUSINESS DEVELOPMENT PARTNER WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY.

19.	COMPLIANCE, RECORD KEEPING AND AUDIT

A.	Unless otherwise prohibited by local law, for purposes such as Product safety notification, operational problem correction and contract compliance (including compliance with HP’s marketing and sales programs), Business Development Partner shall maintain Records for a period of no less than four (4) years from the date of sale or purchase of all Products.

B.	In the event HP offers drop-ship services, Business Development Partner shall provide the same information pertaining to the Customer as listed in this Section 19.

C.

At HP’s discretion and upon reasonable notice to Business Development Partner, HP and/or HP’s designate shall be given prompt access during normal business hours, either on-site or through other means, including but not limited to electronic data extracts, specified by HP, to Business Development Partner’s Records, inventory records and other books and records of account pertaining to Products and HP marketing or sales programs which are necessary, in HP’s sole discretion, to verify and audit Business Development Partner’s compliance with this Agreement or the terms and conditions of HP’s marketing or sales programs or Business Development Partner’s Product inventory, if applicable. If HP authorizes a representative to conduct an audit of Business Development Partner’s Records, such representative shall have the same powers and entitlements as HP, but shall further be entitled to inspect and make copies of Records that incorporate information that relates, both, to the Business Development Partner’s obligations under this Agreement and any other agreement provided that such representative and Business Development Partner shall, upon Business

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Development Partner’s request, enter into a confidentiality agreement in the form set forth in Section 17 herein. If, at the time Business Development Partner signs this Agreement, it requests HP to do so, HP shall use the nationally prominent accounting or investigative services company of HP’s choice to conduct such audit. HP’s right to audit under this Section 19 survives the termination or expiration of this Agreement for one (1) year beyond the date of termination or expiration. HP’s right to audit hereunder shall include HP’s right to audit Business Development Partner’s Records for the period commencing four (4) years prior to the date of such audit.

D.	If Business Development Partner fails to comply with the record keeping and access requirements in Sections 19.A. and C. above or is found responsible for any program violations or breaches of this Agreement as a result of an audit, HP may terminate this Agreement and Business Development Partner will be considered to be in breach of this Agreement subject to the terms of Section 25.C. below. If HP conducts an audit and Business Development Partner is in compliance with all requirements of this Agreement and any applicable programs, all audit expenses will be the responsibility of HP. If HP conducts the audit and determines, in its sole discretion, that Business Development Partner is not in compliance with this Agreement and any applicable programs, Business Development Partner agrees to pay all of HP’s costs and fees, in connection with the audit.

E.	HP may debit Business Development Partner for all improperly claimed discounts, rebates, promotional allowances or other amounts determined as a result of HP’s audit. The debit will occur within sixty (60) days of the audit being completed and the findings communicated to Business Development Partner. HP will use the industry standard FIFO operating process to evaluate Business Development Partner’s claims, stock protection, and HP promotional offers. All verifications of claims will be based on FIFO, unless Business Development Partner can satisfy HP that its current operating process is equal to FIFO. All verifications of stock protection will be based on shipping date. If Business Development Partner is unable to assist HP in the reconciliation of Sale-In and Sale-Out and inventory reconciliation through additional information, then the anomalies identified in the audit or verification process will be the basis for repayment and HP may debit Business Development Partner for such amounts.

F.	In addition to any and all other remedies available to HP, HP may recover all costs incurred with compliance verification procedures from Business Development Partner or promotional funds, rebate funds or other HP accrued funds due Business Development Partner.

G.	From time to time HP may send to Business Development Partner a list of serial numbers of designated Products. Business Development Partner shall identify from which supplier it purchased each serial number, to which Customer each serial number was delivered, and if special pricing was offered on a pass-through basis, provide HP with a copy of the invoice, delivery confirmation and payment information supporting such sale. Business Development Partner shall send the foregoing information to its HP account manager in writing within a period not to exceed fourteen (14) days from the date of HP’s notice.

H.	Business Development Partner shall comply with additional record keeping and audit requirements contained in this Agreement and terms and conditions of any sales and marketing program.

I.	Any and all information obtained by HP or HP’s designated agent during an audit described in Section 19 herein shall be deemed Confidential Information as described in Section 17 herein.

J.	Business Development Partner shall conduct its business that is related in any way to commerce involving any HP branded or Compaq branded Product subject to HP’s Business Development Partners Code of Conduct as amended from time to time by HP and posted on the Partnership Website. Business Development Partner agrees that Business Development Partner’s compliance with HP’s Business Development Partners Code of Conduct is an express condition of HP’s performance requirements under this Agreement and that HP may, at its sole discretion, terminate this Agreement for cause as set forth in Section 25 herein, and seek other remedies for any violation by Business Development Partner of HP’s Business Development Partners Code of Conduct. If Business Development Partner has questions regarding HP’s interpretation of HP’s Business Development Partners Code of Conduct, Business Development Partner may contact its HP account manager.

20.	SALES AND INVENTORY REPORTING

A.	As required by HP, Business Development Partner shall provide HP with accurate Products and/or inventory Sales-Out information in a format and frequency defined in the Reporting Implementation Guidelines (available on the Partnership Website) or any other data management guidelines provided by HP, which are incorporated herein by reference.

B.	Expenses incurred to meet reporting requirements set forth in this Agreement or any related addenda are the sole responsibility of Business Development Partner.

C.	Promotional or marketing programs assigning benefits to Business Development Partners are based upon purchases made by Customers and are calculated on the information reported by Business Development Partner. Business Development Partner shall comply with the reporting requirements of such programs. Reporting such data is the sole responsibility of Business Development Partner, who releases HP from any cost, expense, fees and liability arising from or related to Business Development Partner’s noncompliance with reporting requirements.

D.

Business Development Partner warrants the accuracy of the information transmitted by Business Development Partner or Business Development Partner’s designate. Business Development Partner is responsible for the accuracy of data provided to HP for benefits under HP programs which condition the provision of benefits on Business Development Partner’s Sales-Out or inventory information. Failure to report accurate daily data for each Approved Location and to incorporate the previous day’s data for each Approved Location shall be a violation of this Agreement and result in penalties equal to HP’s cost and expenses to correct such errors. Business Development Partner releases HP from any

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cost, expense, fee and liability arising from or related to inaccurate reports provided by Business Development Partner or its designate.

E.	Some HP financial programs may impose a twenty-five dollar ($25) minimum benefit before a benefit shall be paid.

F.	Business Development Partner may dispute, in writing, benefits paid to Business Development Partner pursuant to a promotional, marketing or special discount program. Business Development Partner shall provide such written dispute to HP within the time frames set forth in the promotional or marketing program materials. If such materials fail to establish dispute time frames, Business Development Partner shall have ninety (90) days from the date the benefit is paid to dispute the payment. If Business Development Partner and HP fail to resolve any benefits dispute, Business Development Partner may file suit against HP not more than one (1) year from the date of the benefit payment that Business Development Partner disputed. HP’s review of such disputes shall be solely at HP’s discretion.

G.	HP reserves the right to refuse to review disputed benefit claims which are beyond the established time frames set forth in promotional, marketing or special pricing program documentation or this Agreement or which are based on late, inaccurate or otherwise discrepant data supplied by Business Development Partner.

H.	In the event HP, in its own discretion, reviews disputed benefit claim(s), HP may charge for, and deduct from credits owed to Business Development Partner, all expenses HP incurs in reviewing the disputed benefit claim(s).

I.	Business Development Partner shall not debit from invoice any unpaid benefits disputed by Business Development Partner.

J.	All information provided by Business Development Partner pursuant to this Section 20 herein shall be deemed Confidential Information as described in Section 17 herein.

21.	POLICIES AND PROGRAMS

A.	From time to time, HP may make available to Business Development Partner certain promotional or marketing programs, including but not limited to, programs involving promotional allowances, marketing funds, demonstration Products and development unit purchases, and Support. Participation in such programs or promotions shall be subject to the then-current terms and conditions of those programs or promotions as set forth on Partnership Website and this Agreement. HP reserves the right to modify, discontinue or delete any such terms and conditions upon not more than fifteen (15) days notice to Business Development Partner.

B.	Promotional or marketing programs assigning benefits to Customers generally rely upon information reported by Business Development Partner. Business Development Partner shall comply with the reporting requirements of such programs, and releases HP from claims, expenses, fees or liability arising from or related to Business Development Partner’s noncompliance or inaccurate reporting.

C.	Business Development Partner acknowledges that only sales made in compliance with this Agreement shall be eligible for marketing, promotional or other benefits offered to Business Development Partners.

D.	To maintain channel and Products distribution equity, Business Development Partners with more than one (1) agreement with HP may be denied program or promotional benefits offered to Other Business Development Partners with only a single specific agreement with HP.

22.	GENERAL

A.	The Parties hereby agree that they may do business electronically, including contract formation, order placement and acceptance. Any orders placed by Business Development Partner and accepted by HP on any HP.com website or HP/ Business Development Partner extranet site will create fully enforceable obligations that will be subject to the terms hereof. Such orders and acceptances will be deemed for all purposes to be: (1) business records originated and maintained in documentary form; (2) a “writing” or “in writing”; (3) “signed”; and (4) an “original” when printed from electronic files or records established and maintained in the normal course of business. The Parties further agree not to contest the validity or enforceability of such transactions under the provisions of any applicable law relating to whether certain agreements are to be in writing or signed by the Party to be bound thereby and will be admissible if introduced as evidence on paper in any judicial, arbitration, mediation, or administrative proceeding to the same extent and under the same conditions as other business records originated and maintained in documentary form. In addition, the Parties agree that transactions may be conducted through EDI or other electronic methods, as agreed by the Parties. Business Development Partner and HP will adopt commercially reasonable security measures to limit access to passwords and to limit access to the sites to authorized persons. Each party will be responsible for any unauthorized use of the sites or issuance of messages caused by the failure of its security measures.

B.	Business Development Partner shall create its own username and password (“Access Codes”) on the Partnership Website. Business Development Partner is solely responsible for controlling access to its Access Codes. Business Development Partner shall only disclose its Access Codes to its authorized employees, representatives or agents. Business Development Partner shall be solely liable for any unauthorized use of its Access Codes resulting from its failure to safeguard its Access Codes. If Business Development Partner believes or has reason to believe its Access Codes have become known to any unauthorized persons, Business Development Partner shall promptly notify HP so that HP can deactivate such Access Codes. Business Development Partner then shall change the Access Codes. Business Development Partner shall be liable for all consequences, foreseen or unforeseen, resulting from Business Development Partner’s failure to safeguard its Access Codes. HP shall not be liable for indemnity or damages of any kind resulting from Business Development Partner’s failure to safeguard its Access Codes.

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C.	This Agreement constitutes the entire understanding between the Parties relating to its subject matter and supersedes all prior representations, discussions, negotiations, and agreements, whether written or oral. HP hereby gives notice of objection to additional or inconsistent terms set forth in a purchase order or other document issued by Business Development Partner. No modification of this Agreement or this provision shall be binding on either Party unless made in compliance with Section 23.

D.	Business Development Partner may not assign or transfer any rights or obligations hereunder without prior written consent of HP.

E.	Neither Party’s failure to enforce any provision of this Agreement shall be deemed a waiver of that provision or of the right to enforce it in the future.

F.	To the extent that any term and condition of this Agreement is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall remain in full force and effect. The offending term and condition shall be deemed amended by the Parties so as to make it enforceable and, to the extent possible, have substantially the same legal effect as what was intended by the Parties as of the date upon which this Agreement became effective between HP and Business Development Partner.

G.	The United Nations Convention on Agreements for the International Sale of Goods shall not apply to this Agreement or to transactions processed under this Agreement.

H.	This Agreement shall be governed by the laws of the State of California.

I.	All days are calendar days unless otherwise stated.

J.	Business Development Partner and HP will conduct all its activities relating to their respective business in accordance with the highest standards of ethics and fairness as well as compliance with applicable law. Either party may immediately terminate this Agreement if the other party fails to do so.

K.	Disputes arising in connection with a specific transaction under this Agreement will be governed by the laws of the country and locality in which the transaction is conducted, and the courts of that country will have jurisdiction, except that HP may, at its option, bring suit for collection in the country where Business Development Partner is located. All other disputes arising under this Agreement will be governed by the laws of the country in which the HP entity executing this Agreement is located and the courts of that country will have jurisdiction.

L.	Business Development Partners that purchase Products, Services, or Support for resale or sublicensing purposes hereby agree to the terms and conditions of the HP Care Pack Services Exhibit, incorporated herein by reference.

M.	In the event of a conflict, the following order of precedence will apply: Program Guides or Operating Policies, whichever is appropriate; Addenda; and this Agreement.

23.	CHANGES AND AMENDMENTS

A.	From time to time, HP may change discount schedules and implement or change HP policies or programs at its discretion, after written notice to Business Development Partner.

B.	Any amendment shall automatically become a part of this Agreement on the effective date specified in the notice, unless Business Development Partner provides HP with written notice of its objection to such amendment within fifteen (15) days of Business Development Partner’s receipt of HP’s notice. If both HP and Business Development Partner do not reach agreement to the amendment within thirty (30) days after HP’s receipt of Business Development Partner’s objection, either Party may terminate this Agreement pursuant to Section 25 herein below.

24.	NOTICES

A.	All notices and demands issued under this Agreement shall be in writing, delivered by confirmed facsimile transmission, overnight courier, personal service, first class mail postage prepaid, or by registered mail. Notwithstanding the foregoing, HP may issue notices regarding Product, Service and Support updates, List Price changes, and modifications to or extensions of this Agreement through electronic methods.

B.	Notices shall be considered given as of twenty-four (24) hours after sending by electronic means, facsimile transmission, overnight courier, or hand delivery, or as of five (5) days of certified mailing. Delivery and receipt of notices is calculated based upon business days, excluding Saturday, Sunday, and federal government holidays.

C.	Notices to HP shall be sent to Hewlett-Packard Company, HP Americas Partners Contracts Organization, 10955 Tantau Avenue, Bldg 45 North-Middle, MS 4383, Cupertino, CA 95014-0794, or at such different address as may be designated by HP by written notice to Business Development Partner.

D.	All notices shall be sent to the attention of the individual at the address set forth on the approval notification issued by HP to Business Development Partner.

E.	Either Party may change its address at any time; however, upon changing address, the Party shall provide ten (10) days written notice to the other Party.

25.	TERM AND TERMINATION

A.	This Agreement will commence on the Effective Date indicated within the approval notification issued from HP to Business Development Partner. This Agreement shall remain in effect until May 31, 2005, or until otherwise terminated as set forth

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in this Section 25. With the exception of Section 10 herein, either Party may terminate this Agreement (1) without cause at any time upon thirty (30) days written notice or (2) with cause upon fifteen (15) days’ written notice. Termination of this Agreement may result in the termination of any other contract or Addenda between HP and Business Development Partner.

B.	In the event this Agreement is terminated for cause or Business Development Partner in any way fails to perform any of its obligations under this Agreement any and all existing contracts between HP and Business Development Partner for the resale of any and all Products, Support and Services shall automatically terminate upon such default or termination.

C.	In the event of any breach of this Agreement by Business Development Partner, in addition to all other remedies available under this Agreement or in law and equity, HP may terminate this Agreement and/or Business Development Partner will refund or forfeit any discounts or program payments paid and accrued during the scope of the breach period and reimburse HP for all reasonable attorney fees associated with enforcing these provisions.

D.	In the event either Party (1) becomes insolvent; (2) is unable to pay its debts when due; (3) files for bankruptcy; (4) is the subject of involuntary bankruptcy; (5) has a receiver appointed; or (6) has its assets assigned, the other Party may terminate this Agreement without notice and cancel any unfulfilled obligations with the exception of payment obligations. HP reserves the right to assert any claim it may have against Business Development Partner to collect any outstanding payment obligations or balances owed to HP by Business Development Partner.

E.	In the event either Party gives the other notice of termination or advises the other of its intent not to renew this Agreement HP may require that Business Development Partner pay cash in advance for additional deliveries from HP during the remaining term, regardless of Business Development Partner’s previous credit status, and may withhold all deliveries until Business Development Partner pays its outstanding balance.

F.	Upon termination or expiration of this Agreement, Business Development Partner shall promptly cease to be a Business Development Partner and is prohibited from representing itself as such and from using any HP Marks. Business Development Partner’s right to display HP Marks shall cease as of the effective date of the termination or expiration of this Agreement. HP’s right to use Business Development Partner’s Marks shall cease as of the effective date of the termination or expiration of this Agreement. Furthermore, all rights of Business Development Partner will immediately terminate, including but not limited to, rights to distribute, sub-license or copy any HP Software Licenses to customers; transfer warranties of Products to customers or other HP Business Development Partners; or repackage or reproduce materials with HP tradename, label, trademark or marking.

G.	Upon termination or expiration of this Agreement HP may require that Products purchased under this Agreement which Products are unopened, in the original packaging and marketable as new merchandise, be returned for credit against an outstanding balance or, if no such balance exists, be repurchased by HP. The repurchase or credit price paid by HP upon HP’s exercise of its right to repurchase or credit provided by Section 25 herein shall be the lower of either (1) the Net Price on the date of termination or expiration of this Agreement or (2) the original purchase price from HP. In calculating price, the promotional or other discounts or price protections or other credits extended by HP for the Products shall be subtracted from the repurchase or credit price.

H.	Obligations concerning outstanding transactions, warranties, Support, Software licensing, intellectual property protection, limitations of liability and remedies, audit, and confidentiality, will survive termination or expiration of this Agreement, except that provisions for Support shall survive through the periods set forth in this Agreement. Furthermore, obligations concerning audit from prior reseller agreements between HP and Business Development Partner shall run concurrently with this Agreement and shall survive termination of the Agreement.

I.	Unless earlier terminated as provided in this Section 25 herein, this Agreement shall expire as indicated herein. All orders accepted by HP on or before expiration as indicated herein shall be governed under the terms and conditions of this Agreement.

J.	Neither Party has made commitments regarding the duration or renewal of this Agreement beyond those expressly stated in this Agreement.

K.	Upon termination, non-compliance, or expiration of this Agreement for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate.

L.	Upon termination, all rights to any accrued HP promotional allowance funds and HP promotional services will automatically lapse.

M.	This Agreement is effective on the Effective Date indicated within the approval notification issued from HP to Business Development Partner.

N.	HP reserves the right, at its sole discretion, to unilaterally extend this Agreement for any duration. Notice of such extension shall be provided in hardcopy or electronic copy, at HP’s sole determination.

HP Confidential

AUTHORIZED SERVICES RESELLER PARTNER

FOR HP CARE PACK SERVICES (ASRP—CPS) EXHIBIT

1.	APPOINTMENT

A.	HP appoints Business Development Partner as an authorized, non-exclusive Business Development Partner to purchase select HP Care Pack Services from a source authorized by HP for resale to Customers. The HP Care Pack Services available for purchase and resale by Business Development Partner shall be set forth on the Partnership Website, herein incorporated by reference.

B.	This HP U.S. Business Development Partner Agreement - HP Care Pack Services Exhibit (“ASRP - CPS Exhibit”) adds terms and conditions to the HP U.S. Business Development Partner Agreement (“Agreement”) controlling Business Development Partner’s purchase and resale of HP Care Pack Services. Any and all purchases and resale of HP Care Pack Services shall be conducted pursuant to the terms and conditions of this ASRP - CPS Exhibit and the Agreement. In the event of a conflict between the terms and conditions of this ASRP - CPS Exhibit and the terms and conditions of the Agreement, the terms and conditions of this ASRP - CPS Exhibit shall take precedence.

C.	Orders for HP Care Pack Services Products are subject to the terms of this ASRP - CPS Exhibit, the SPA Program Guide, and the applicable Technical Data Sheet in effect on the date of the order.

D.	Business Development Partner accepts this appointment pursuant to the terms and conditions of this ASRP - CPS Exhibit and the terms and conditions of the Agreement.

2.	ELIGIBILITY AND RELATIONSHIP

A.	This ASRP - CPS Exhibit is only applicable to Services and does not contain terms that govern, or apply to, the resale of HP (or third party) hardware, software or support. Terms of Care Pack Services Deliverables are contained in the Services Partner Architecture Guide (“SPA Program Guide) on the Partnership Website and in the applicable Technical Data Sheet.

B.	Business Development Partner must be familiar with the prerequisites, use and functionality of HP Care Pack Services to be purchased and resold by Business Development Partner.

C.	HP Care Pack services are offered in one (1) to five (5) year increments (depending on the HP Care Pack service level purchased), and are available for purchase by Customer, either at the time Customer purchases Product from Business Development Partner, or for a fixed period of time after the ship date of such Products for which HP Care Pack services are being purchased. Refer to SPA Program Guide on Partnership Web Site for specifics concerning the length of time for which services are available.

D.	Certain features of HP Care Pack services are optional and may be purchased upon request by Customer from Business Development Partner. Standard and optional features for HP Care Pack services, and HP System Support covering HP Products and specified non-HP systems, are described in the HP Care Pack Program Guide and in the applicable Technical Data Sheet and will be provided pursuant to the specifications set forth therein. Technical Data Sheets are given to the Customer by Business Development Partner and become an integral part of this HP Care Pack services. Some Service features have prerequisites and/or ongoing requirements that Business Development Partner is responsible for ensuring are on the order so that Customer will receive all entitlements.

E.	Service limitations and Product supportability are as described in the SPA Program Guide and applicable Technical Data Sheet.

F.	Business Development Partner is responsible for complying with all training requirements designated by HP, and provided to Business Development Partner, for each eligible Service the Business Development Partner resells.

G.	Except as otherwise agreed to in writing by the parties, Business Development Partner is responsible for the marketing and support of its services offering which incorporates the Services purchased hereunder.

3.	PURCHASING/ORDERING PREREQUISITES

A.	All Hardware and Software Products that are part of a single support order must be covered at the same HP Care Pack Service level. Similarly, the duration period for such coverage must be coterminous.

B.	All HP systems for which execution of diagnostic tests is software-dependent must at a minimum be covered by HP Care Pack services that provide periodic software updates.

C.	For orders that include Software Support, all systems (including PC Server systems and XP storage devices) that are supported by one Customer system manager, except PC clients, must be covered by HP Care Pack services, HP System Support or an existing custom contract for HP Software Support service.

D.	Business Development Partner will ensure that Customers understand they must have at least one system on the network covered under either HP Care Pack services or HP System Support to purchase network support services packaged in HP Care Pack. Storage network environmental support services packaged in HP Care Pack are excluded from this requirement.

4.	BUSINESS DEVELOPMENT PARTNER RESPONSIBILITIES

A.	Business Development Partner will establish and administer its own agreements with Customers to cover the Services delivered by HP. Business Development Partner will not resell, and Business Development Partner will not obligate HP to deliver, Services that are not listed in the current version of services listed on the Partnership Website.

HP Confidential

ASRP-CPS Ex. 1

B.	Business Development Partner will comply with the general obligations specified in this ASRP - CPS Exhibit, together with any specific Business Development Partner obligations. Business Development Partner acknowledges that HP’s ability to deliver the Services is dependent upon Business Development Partner’s full and timely cooperation with HP, as well as the accuracy and completeness of any information and data Business Development Partner provides to HP.

C.	Except as expressly permitted in this ASRP - CPS Exhibit, Business Development Partner agrees not to distribute to Customers any HP documentation, other than that included with a HP Care Pack Service.

D.	Business Development Partner will be responsible for all commitments it makes to Customers. All renewals, collections, promotions, sales and services to Customers will be Business Development Partner’s sole responsibility.

E.	Business Development Partner will supply HP with Customer information (other than price) that HP in its sole opinion considers necessary for the timely and accurate delivery of Services or to protect any rights of HP.

F.	Business Development Partner and Business Development Partner’s Customer are responsible for the security of their proprietary and confidential information and for maintaining external procedures to reconstruct lost or altered Customer files, data, or programs. Business Development Partner must notify HP if any Services will be delivered in an environment that poses either a potential health hazard to HP employees or subcontractors, or a security risk to HP employees or subcontractors.

G.	Business Development Partner will comply with the SPA Program Guide, including operating procedures and administrative processes. The SPA Program Guide is published on the Partnership Website and is incorporated herein by this reference and subject to change from time to time at HP’s sole discretion. Any deviation by Business Development Partner from the SPA Program Guide must be agreed to in writing signed by both parties.

H.	Business Development Partner will maintain reasonable standards of customer service and satisfaction as outlined in the SPA Program Guide. HP may terminate this Agreement if, in HP’s reasonable opinion, Business Development Partner fails to maintain such customer service and satisfaction standards.

5.	BUSINESS DEVELOPMENT PARTNER DELIVERY RESPONSIBILITIES

A.	Business Development Partner is responsible for reviewing the applicable HP Care Pack Services with the Customer, including the prerequisites, order requirements and final configurations.

B.	Business Development Partner shall (i) provide HP with the location for delivery; and (ii) put in place with the Customer procedures for reporting order status.

C.	Business Development Partner agrees to comply with all security procedures, facility restrictions, rules, regulations, and any other requirements when accessing the premises of HP or the Customer.

6.	HP RESPONSIBILITIES

HP Care Pack Services may be added or deleted from the SPA Program Guide from time to time at HP’s sole discretion.

7.	PROGRAM MANAGERS

A.	Each party will appoint a Relationship Manager to serve as the primary representative for the delivery of Services.

B.	Each Relationship Manager will: (i) have overall responsibility for managing and coordinating the performance of the party it represents in a prompt and professional manner; (ii) be authorized to act for and on behalf of the party it represents; (iii) meet with the other party’s Relationship Manager at regular agreed-upon intervals to review progress and resolve any issues relating to the Services; and (iv) attempt to resolve disputes in accordance with the terms of this ASRP - CPS Exhibit.

C.	Business Development Partner’s Relationship Manager will designate a contact to receive all calls from HP or Customers concerning the Services.

D.	Either party may change its Relationship Manager at any time upon written notice or may provide different Relationship Managers for different Statements of Work.

8.	ORDERS AND CHANGES

A.	The process for purchasing Services is set forth in the HP Business Development Partner Business Terms and Conditions.

B.	Requests by Business Development Partner and recommendations by HP for changes to the Services and Deliverables are subject to HP’s change management procedures, and will only become effective once mutually agreed by the parties in writing.

C.	Orders for HP Care Pack services are subject to the terms of the SPA Program Guide and the applicable Technical Data Sheet. For orders that include Software Support, Business Development Partner must ensure that Customer receives HP Care Pack services that corresponds to processor type, processor quantity, application Software, and if applicable, storage system device type and data capacity.

9.	SALES AND MARKETING LITERATURE

A.

HP may provide Business Development Partner with marketing materials regarding the Services from time to time to provide to Business Development Partner’s prospective or existing Customers. Upon HP’s express written permission, Business Development Partner may copy the marketing materials. Business Development Partner shall not remove,

HP Confidential

ASRP-CPS Ex. 2

alter, cover, or otherwise deface any trademark, copyright notice, or other notice on HP’s marketing materials. HP shall retain ownership of all such materials.

B.	Business Development Partner warrants and represents that Business Development Partner’s sales and marketing materials will at all times comply with all applicable laws, rules and regulations and will not contain any materials that are obscene, threatening, fraudulent, harassing, libelous, infringing of third party intellectual property rights or otherwise illegal.

10.	WARRANTY

A.	HP warrants that it will perform its services using generally recognized commercial practices and standards.

B.	Business Development Partner warrants that it will perform its services using generally recognized commercial practices and standards.

C.	THE WARRANTIES CONTAINED IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER EXPRESSED OR IMPLIED AND HP EXPRESSLY DISCLAIMS, AND BUSINESS DEVELOPMENT PARTNER HEREBY EXPRESSLY WAIVES, ALL OTHER EXPRESS WARRANTIES OR CONDITIONS, AND ALL OTHER WARRANTIES, CONDITIONS, AND OBLIGATIONS IMPLIED IN LAW, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.	BUSINESS DEVELOPMENT PARTNER INDEMNIFICATION

A.	Business Development Partner agrees to defend, indemnify and hold harmless HP, its employees, agents, or subcontractors against any claim, suit, proceeding, including those based on contract or tort, brought by a third party, including Customers, arising out of reselling HP Care Pack Services to Customers. Business Development Partner agrees to pay all damages and costs awarded with respect to such claim or agreed to in any settlement of that claim, including reasonable attorney’s fees incurred by HP.

B.	Business Development Partner will defend and hold harmless HP, its employees, agents, or subcontractors against any claims arising out of or relating to Business Development Partner’s infringement of any patents, trade secrets, copyrights, trademarks, service marks or trade names alleged to have occurred, related to Business Development Partner’s reselling HP Care Pack services to Customers. Business Development Partner agrees to pay all damages and costs awarded with respect to such claim or agreed to in any settlement of that claim.

C.	HP will provide Business Development Partner with notice of a claim, the right to control the defense against such claim and related settlement negotiations, and reasonable cooperation from HP at Business Development Partners expense.

12.	LIMITATION OF LIABILITY

A.	Business Development Partner is solely responsible for all contractual relationships with the Customer. HP is not liable for any claims, damages, or liabilities arising out of Business Development Partner’s direct contractual relationships with Customers, if any, unless and except as expressly authorized by HP or this ASRP - CPS Exhibit.

B.	HP’S AGGREGATE LIABILITY TO BUSINESS DEVELOPMENT PARTNER FOR ANY REASON AND UPON ALL CLAIMS AND CAUSES OF ACTION HEREUNDER WILL BE LIMITED TO THE AMOUNT OF FEES PAID BY BUSINESS DEVELOPMENT PARTNER GIVING RISE TO SUCH LIABILITY FOR THE SERVICES. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION OR CLAIMS INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORTS. IN NO EVENT WILL HP BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF DATA, LOSS OF PROFITS OR LOSS OF SAVINGS OR REVENUE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.	GENERAL

A.	Nothing in this ASRP - CPS Exhibit will prohibit HP from selling HP Care Pack or services similar to HP Care Pack to Customers directly.

B.	Business Development Partner agrees not to solicit, or make offers of employment to or enter into consultant relationships with, employees or consultants of HP if such person was involved, directly or indirectly, in the performance of this ASRP - CPS Exhibit, within a one (1) year period of the cessation of such employment or consultant engagement; provided, however, that nothing contained herein will prevent a party from hiring any such employee or consultant who responds to a general hiring program conducted in the ordinary course of business or who approaches such party on a wholly unsolicited basis.

C.	This ASRP - CPS Exhibit and any related agreement may not be used for any U.S. Federal Government Order, Project, or other form of business.

D.	If HP Care Pack services are financed as part of an HP Financing Agreement, the HP Financing Agreement terms and conditions regarding cancellation will govern.

14.	TERM AND TERMINATION

A.

Business Development Partner’s appointment shall commence on the Effective Date indicated within the approval notification issued from HP to Business Development Partner. Business Development Partner’s appointment shall terminate, unless otherwise terminated as set forth herein, upon termination or expiration of the Agreement. At HP’s discretion, Business Development Partner’s appointment may be renewed upon expiration of this ASRP - CPS Exhibit.

HP Confidential

ASRP-CPS Ex. 3

Either party may terminate this ASRP - CPS Exhibit or the entire Agreement without cause at any time upon thirty (30) days’ written notice to the other party, or with cause at any time upon fifteen (15) days’ written notice to the other party.

B.	Upon termination or expiration of the Agreement or this ASRP - CPS Exhibit for any reason, Business Development Partner shall immediately cease representing itself as a seller of HP Care Pack Services and shall immediately cease any activity permitted by this ASRP - CPS Exhibit.

C.	Upon termination, non-compliance, or expiration of this ASRP - CPS Exhibit for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate. Business Development Partner shall immediately return to HP at Business Development Partner’s expense all free-of-charge materials provided to Business Development Partner by HP for the sale and support of HP Services.

HP Confidential

ASRP-CPS Ex. 4

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT -

DEFINITIONS ADDENDUM

This U.S. Business Development Partner Agreement - HP Definitions Addendum (“Definitions Addendum”) to the HP U.S. Business Development Partner Agreement (“Agreement”) provides definitions for capitalized terms used in the Agreement, associated Addenda, and Exhibits. In the event of conflict between terms and conditions in the Definitions Addendum and the terms and conditions in the Agreement, the terms and conditions of the Definition Addendum shall take precedence.

1.	“ABSP” or “HP Authorized Business Solution Partner” means the arrangement within the HP Services Partner Architecture Program whereby ABSPs may deliver business solutions such as HP Storage Services and HP Technical Services, by becoming certified through training, qualification metrics, sales and support capabilities.

2.	“Access Code(s)” means the OID or Business Development Partner’s username or password, or any combination thereof, which allows Business Development Partner access to and use of the Partnership Website.

3.	“Accredited Technicians” means Business Development Partner employees who successfully pass tests required by HP to provide support for Eligible HP Products.

4.	“Addendum” or “Addenda” means document(s) attached to, incorporated by reference in, or added to the Agreement at any time during the life of the Agreement that set(s) forth additional descriptions and requirements of particular Business Development Partner relationships, Products, Services and Support offerings.

5.	“Adopted Format” means the accepted method for the interchange of Messages under the addendum for record-keeping audit and reporting based on the EDIFACT, ANSI or ASC X12 standards, InfoNow Web POS or the formats agreed to in writing by the Parties for the presentation and structuring of the electronic transmission of Messages.

6.	“Affiliate” means any business entity in which a Party owns, directly or indirectly, more than 50% of the outstanding voting securities or ownership interest, any parent corporation of such Party, or any business entity in which a Party’s parent corporation owns, directly or indirectly, more than 50% of the outstanding voting securities or ownership interest. Affiliates of Business Development Partner shall be listed in the System Integrator or Enterprise and Business System Products Application and may be modified and revised upon written notice by Business Development Partner and acceptance by HP.

7.	“Agreement” means the HP U.S. Business Development Partner Agreement, any attached agreement(s), program guides, signature page(s), Addenda, Exhibits, Operating Policies and Partnership Website content referenced in the HP Business Development Partner Agreement.

8.	“Alpha” or “HP Alpha” means specific Products available to Business Development Partners that have (1) an Agreement with HP; and (2) met specific HP-mandated qualifications as set forth in Alpha Addendum. HP Alpha Products may be transacted through the reselling or influencing sales motions, as set forth in the Addenda permitting the purchase and resale or influencing of such HP Alpha Products.

9.	“Application” means the form located on Partnership Website to be completed by any applicant who desires to sell certain Products, Support or Services. Information on the Application includes, but is not limited to, company name, company address, and various other approval criteria.

10.	“Approved Location” means a list of Business Development Partner’s selling and headquarters locations approved by HP and part of the Agreement.

11.	“ASDP” or “HP Authorized Service Delivery Partner” means a Business Development Partner that has met the requirements for and currently holds an Authorized Service Delivery Partner Addendum.

12.	“ASDP Program” or “HP Authorized Service Delivery Partner Program” means the HP program that authorizes ASDP to (1) perform warranty service on Eligible HP Products at Customer sites or repair locations within the United States only and (2) purchase spare parts for Eligible HP Products.

13.	“ASP Program” or “HP Authorized Support Provider Program” means the HP program that authorizes Business Development Partner to (1) perform warranty services on Eligible HP Products at Customer sites or repair locations within the United States, and to (2) purchase spare parts for Eligible HP Products.

14.	“Auction” means any public, closed, or internet sale at which Products, Services, or Support are sold using a bidding process.

15.	“Authorized Services Reseller Partner for HP Consulting & Integration Services” or “ASRP-CIS” means a Business Development Partner that has met the requirements for and currently holds an Authorized Services Reseller Partner for HP Consulting & Integration Services “ASRP-CIS” Addendum.

16.	“Authorized Solution Sales Partner” or “ASSP” means a Business Development Partner that has met the requirements for and currently holds an Authorized Solution Sales Partner Addendum.

17.	“Authorized Warranty Delivery Partner” or “AWDP” means a Business Development Partner that has met the requirements for and currently holds an Authorized Warranty Delivery Partner Addendum.

18.	“Authorized Warranty Delivery Partner Program” or “HP Authorized Warranty Delivery Partner Program” or “AWDP Program” means the HP program that authorizes Business Development Partner to (1) perform warranty service on Eligible Products at Customer sites or repair locations within the United States only and (2) purchase spare parts for Eligible Products

19.	“Base Product(s)” means the standard HP Product(s) on which a Custom Product is based.

20.	“Bundled Software” means Software that is included on another Product or Device.

21.	“Business Development Partner(s)” or “BDP” means (1) the U.S. authorized signatory to the Agreement permitted to solicit and obtain orders or execute Transactions or Products, Services or Support pursuant to the terms and conditions of the Agreement; (2) the U.S. entity(-ies) contractually authorized by HP to solicit and obtain orders to execute Transactions; (3) the officers, employees, agents, and contractors of the U.S. entity(-ies) whom HP has contractually authorized to engage in soliciting and obtaining orders or execute Transactions; (4) the U.S. authorized signatory to the Agreement permitted to participate in programs and certain activities that provide hosting services to Customers, and/or create business demand for Product.

22.	“Business Development Partner Scheduled Buyout” means HP Courses offered by Business Development Partner as open enrollment at Business Development Partner designated facilities.

23.	“Card” means any credit card issued by a Card Association.

24.	“Card Association” means a company providing credit and a deferred payment option to individuals or companies. The individual or company utilizes the available credit by charging purchases via a credit card.

25.	“Care Pack Product” or “HP Care Pack Product” means any of a family of HP Services offerings that are packaged with a specific specification and list price for sale as a stand alone Product or with selected Products.

26.	“Co-location Customer” means any End User who owns all or any portion of Products used to conduct its business, even though such Products are physically located at one or more DataCenters.

27.	“Commission(s)” means either a flat fee or a fee that is paid to Business Development Partner that is equal to a percentage of the Net Selling Price for each Product and/or Service sold or provided to Customer.

28.	“Confidential Information” means information defined in the Agreement as confidential or proprietary.

29.	“Configuration Tool(s)” means HP and third party software that is used for the purpose of selling, configuring, quoting prices for, ordering, distributing and/or supporting Products and Business Development Partner products.

30.	“Controlled Products,” “Controlled Distribution” or “A” means Products sourced and sold through a narrow distribution environment determined exclusively at the discretion of HP as set forth at the Partnership Website. Controlled Products may only be sold by those Business Development Partners that meet any HP-specified criteria and/or qualifications and that are authorized by HP to sell such Products. Controlled Products may not be sold through an internet reselling motion.

31.	“Corrections” means changes made in the HP Software Products to correct errors or defects in the HP Software Products or to make the HP Software Products conform to then-current specifications.

32.	“Course(s)” or “HP Course(s)” means the programs of instruction available from HP.

33.	“Custom Product(s)” means Products that are customized according to specifications provided by Business Development Partner. Specifications of the Custom Products and the Custom Products available for purchase pursuant to the Custom Products Addendum are listed in the application, which includes Base Product information and the Statement of Work for customization to Business Development Partner’s specification.

34.	“Custom Specifications” means the HP then-current published operating and technical specifications for Custom Product(s)

and HP Software Products.

35.	“Custom Support” means any agreed upon non-standard Support, including but not limited to consulting and custom project services.

36.	“Customer(s)” means the End User purchaser of Products and Services or the recipient of Support.

37.	“Customer Response Center” or “HP Customer Response Center” means the entity within HP that is responsible for providing assistance to Customers or Business Development Partners.

38.	“Customer Sales Reporting Application” or “CSRA” means the reference book comprising the user manual(s), other documentation of commercial and technical procedures and rules and other requirements applicable to the interchange of Messages using the Adopted Format.

39.	“Customer Satisfaction Returns” means Products purchased from and returned to Business Development Partner by Customer because the Product did not meet Customer expectations of the HP Product.

40.	“DataCenter” or “DataCenter Location(s)” means a physical location owned or leased, operated, managed and controlled by xSP Business Development Partner at which Products and xSP Offerings are utilized by the xSP Business Development Partner to provide IT services to xSP Business Development Partner’s End User customers. xSP Business Development Partner shall list its DataCenter Locations on its application. xSP Business Development Partner further agrees to provide HP with written notice of any change to the DataCenter Locations contained in the application within ten (10) days of such change.

41.	“Data Log” means the complete record of data exchanged and represents all of the Messages sent and received by each Party.

42.	“Dedicated Buyout” means those HP Courses offered by Business Development Partner as a dedicated delivery to a single Customer account.

43.	“Defective Unit Returns” means Products purchased from and returned to Business Development Partner by Customer because the HP Product was Dead On Arrival at Customer’s location or was otherwise broken or defective and does not function properly due to the defect.

44.	“Dead on Arrival” or “DOA” means Custom Product that upon initial inspection by Business Development Partner is DOA or has an “out of box” failure for one or more of the following reasons: 1) does not power up due to an HP part; 2) is missing a part (e.g., memory, hard drive, etc.), excluding country kits, power cord, keyboard, mouse, documentation and/or software; 3) is functional, but the hardware in the unit does not meet the HP Product specification (e.g., 3.2 GB hard drive instead of published 6.4GB); and/or 4) is incapable of normal operation due to an HP part.

45.	“Deliverables” means the work product, materials, documentation and other items identified in each Statement of Work.

46.	“Delivery” means standard HP shipping to and arrival at the receiving area at the “Ship To” address identified on the Quotation.

47.	“Delivery Date” means the calendar date on which HP will deliver Product to Business Development Partner.

48.	“Device” means a controller, processor or other hardware Product that requires software to function.

49.	“Direct Order” means a purchase order directly from Customer to HP.

50.	“Direct Prime Partner” means a Business Development Partner appointed to purchase directly from HP and authorized to purchase and resell or sublicense Products, Services and/or Support subject to the terms and conditions of the Direct Partner Prime Addendum.

51.	“Direct Response Channel” or “DRC” or means the marketing channel in which Business Development Partners’ primary go-to-market strategies are telephone, facsimile, catalog, internet, and direct mail.

52.	“Distributor(s)” means those entity(-ies) having a current U.S. Distributor Agreement, Enterprise Channel Partner Agreement, Channel Service Provider Agreement or an Authorized Distributor Agreement with HP. Distributors may purchase Products for resale purposes only directly from HP. Distributor may not purchase products for resale from other Distributors or any other non-authorized sources. Distributors resell Products to Business Development Partners. Distributors may resell Open Products and, if so authorized, Controlled and Enterprise Products.

53.	“DRC Program” means a program specific document that sets forth detailed descriptions of the requirements, processes, and features of any HP Program for Business Development Partners that have been appointed by HP to market, promote and resell Products to Customers using through telephone, facsimile, catalog, internet, and direct mail

54.	“Due Date” means the calendar date on which payment for HP Products and/or Services is due and payable, as indicated on the HP invoice to the Business Development Partner.

55.	“e3000 Products” or “HP e3000 Products” means specific Products available to those Business Development Partners that have (1) an Agreement with HP; and (2) met specific HP-mandated qualifications as set forth in e3000 Addendum HP e3000 Products may be transacted through the reselling or influencing sales motions, as set forth in the Addenda permitting the purchase and resale or influencing of such HP e3000 Products.

56.	“EDI/RSO Reporting Handbook” means the reference book comprising the user manual(s), other documentation of commercial and technical procedures and rules and other requirements applicable to the exchange of Messages using the Adopted Format. The EDI/RSO Reporting Handbook and any revisions are incorporated by reference into the Record-Keeping Audit and Reporting Addendum and the Agreement.

57.	“Education Services Website” or “HP Education Services Website” means the website located at www.hp.com/education that provides HP Course scheduling and class location information to the Business Development Partner.

58.	“Education Products” means all courses and services so identified on HP Partnership Website.

59.	“Effective Date” means the calendar date stated in the approval notification from HP to the Business Development Partner which indicates the commencement date for the Business Development Partners Agreement and/or Addenda.

60.	“Electronic Data Interchange” or “EDI” means the data transfer process used by Business Development Partners to report business operations data to HP.

61.	“Eligible Products” means the current HP computer and peripheral products to which Business Development Partner is allowed to provide warranty service under the AWDP Addendum.

62.	“Eligible HP Authorized Business Solutions” means HP Authorized Business Solutions that Business Development Partner is permitted to deliver pursuant to the HP Authorized Business Solution Partner Addendum. Eligible HP Authorized Business Solutions are further defined in the SPA Program Guide.

63.	“End of Life PSG Product List” means an HP-generated list of End of Life PSG Product descriptions, minimum order quantities, and applicable HP Prices offered by HP to Business Development Partner for potential purchase.

64.	“End of Life PSG Product(s)” means those Products in product lines 7F, 8B, and AN, including, but not limited to personal computing and netserver Products, that HP has identified as obsolete. End of Life PSG Products shall be sold with all standard accessories, i.e., those normally included when the HP End of Life PSG Products was sold as new, prior to obsolescence.

65.	“End User(s)” means the party who has submitted or is likely to submit a formal request to purchase Products, Services or Support from or through Business Development Partner. End User(s) are not Business Development Partner’s corporate parent, any subsidiary of corporate parent, or any other entity effectively controlled by Business Development Partner’s corporate parent.

66.	“End User Agreement” means an HP agreement that governs Customer purchases directly from HP.

67.	“Enterprise Server Products” or “HP Enterprise Server Products” means specific Products available to those Business Development Partners that have (1) an Agreement with HP and (2) met specific HP-mandated qualifications as set forth in the Enterprise Server Addendum. HP Enterprise Server Products may be transacted through the reselling or influencing sales motions, as set forth in the Addenda permitting the purchase and resale or influencing of such HP Enterprise Server Products

68.	“Enterprise Storage Products” or “HP Enterprise Storage Products” means specific Products available to those Business Development Partners that have (1) an Agreement with HP and (2) met specific HP-mandated qualifications as set forth in the Enterprise Storage Addendum. HP Enterprise Storage Products may be transacted through the reselling or influencing sales motions, as set forth in the Addenda permitting the purchase and resale or influencing of such HP Enterprise Storage Products.

69.	“Estimated Volume” means the mutually agreed upon combined monetary value of eligible Products and related Support that Business Development Partner will order from each Product Exhibit during each Ordering Period.

70.	“Exhibits” means attachments to the Agreement that describe or otherwise apply to the sale or license of Products, Services or Support.

71.	“Field Change Notice” means a notice of a mandatory engineering change to a Product. Such changes include revisions to safety or data integrity features and will be made to retrofit Products after Business Development Partner’s purchase and receipt of the Product.

72.	“FIFO” means a method of inventory accounting in which the oldest remaining items are assumed to have been the first sold (“first in, first out”).

73.	“Firmware” means Software that is fixed in a Device and not removable in normal operation.

74.	“Fulfillment Programs Only IPG Products” means HP Imaging and Printing Products that are available to Business Development Partners for purchase from HP solely for the purpose of fulfilling HP Customers’ orders submitted through the HP Multifunctional Printer VIP Program.

75.	“Fulfillment Programs” or “HP Fulfillment Programs” means any HP direct sales model, or Product evaluation programs, whereby HP Customers order Products directly from HP and Business Development Partner fulfills HP Customer orders on HP’s behalf.

76.	“Fulfillment Service Agreements” means any and all executed agreements between Business Development Partner and HP setting forth the terms and conditions controlling Business Development Partner’s fulfillment of HP Customer orders through Fulfillment Programs.

77.	“General Services Administration” or “GSA” means the branch of the U.S. Government responsible for providing federal agencies with workplaces, computing solutions, acquisition services and management policies.

78.	“Government” means a United States Government agency or department or an End User with valid purchasing authority from the GSA list of authorized End User agencies.

79.	“GSA Schedule” means a negotiated contract between a Business Development Partner and the GSA.

80.	“Guide to HP Services Partner Architecture Program” means the document on the Partnership Website that sets forth the specific relationship(s) and obligations pertaining to Services between HP and Business Development Partner under the Agreement.

81.	“HAO” or “HP High Availability Observatory” means the combination of Hardware, Software and, if applicable, documentation, owned and operated by HP, but installed in Customer’s specified site. The HAO is a feature of certain mission critical support offers, and is used to facilitate the delivery of Services to Customer.

82.	“Hardware” means computers and the associated physical equipment directly involved in the performance of data processing or communications functions. (e.g. monitors, central processing units, keyboards, printers, servers or other computer hardware Products).

83.	“Hewlett-Packard” or “HP” means the Hewlett-Packard Company and its subsidiaries and affiliates.

84.	“Hosting Partner” means a third party company that provides the website content for each Business Development Partner’s SW Depot Site web page and administration site, as well as the credit card and purchase order capability for those websites.

85.	“HP Branded” means Products branded by HP with a HP or Compaq Trademark

86.	“HP Enterprise System Group Order Administration” means the order administration group responsible for accepting Enterprise Product orders from the HP Business Development Partners with direct purchase relationships.

87.	“HP ProCurve Elite Partner” means those Business Development Partners permitted to purchase ProCurve Products upon meeting and agreeing to specific requirements as specified in the associated Addenda.

88.	“iCOD” or “Instant Capacity on Demand” means the program that provides immediate access to inactive processors on a Customer’s HP-UX server, which provides capacity flexibility to the Customer.

89.	“Individual Customers” means the faculty, staff (i.e., any permanent employee) and students (i.e., anyone enrolled in a degree or certificate granting program) of an Institution or anyone who has been accepted by the Institution for enrollment for the next semester.

90.	“Information Resources” means collectively (1) the Services Partner Architecture Program Guide (“SPA Program Guide”), (2) information or instructions for accessing service authorization training and HP remote technical assistance as defined in the SPA Program Guide, (3) HP Service Parts Information as defined in the SPA Program Guide, and (4) the Partnership Website and HP Services website at http://www.hp.com/partners/csn.

91.	“InfoNow Web POS” means a sales reporting tool for resellers that is intended to provide a streamline and flexible sales reporting process without the need for an EDI infrastructure.

92.	“Initial System” means the first Product sold to a Customer with added value.

93.	“Institution” means an educational entity purchasing HP Products under the associated Addendum.

94.	“Institutional Customers” means the internal and/or departmental entities within an Institution that purchase Products.

95.	“Intellectual Property” means all patents, copyrights, trademarks, trade secrets, and other similar intellectual property.

96.	“IPG” means the Imaging and Printing Group of Hewlett-Packard.

97.	“ISS” means Industry Standard Servers, and includes, but is not limited to HP Product groups such as Proliant IA-32 Servers, blade servers, and rack products.

98.	“Letter of Supply” means a letter from HP guaranteeing to the Business Development Partner the appropriate amount of Product to meet the demand of the Government under the GSA schedule.

99.	“Level 1 Support” means the initial technical investigation and analysis of a problem with a Product and shall include, among other things, a search for previously reported problems, identifying and issuing of available Corrections or workarounds as appropriate. Level 1 Support also includes provision of warranty or on-site assistance by Business Development Partner’s field engineers if required. If unable to resolve the issue, Level 1 Support will work with and refer problem to Level 2 Support.

100.	“Level 2 Support” means in-depth investigation and analysis of a problem with a Product and includes, but is not limited to, problem isolation, efforts to reproduce the problem, and establishing workarounds. Level 2 Support also includes on-site assistance by Business Development Partner’s field engineers if required. If unable to resolve the issue, Level 2 Support will work with and refer problem to Level 3 Support.

101.	“Level 3 Support” means provision of resolutions for previously unsolved problems with Products and shall include generation and verification of Corrections or workarounds, and integration with applicable releases. Level 3 Support also includes on-site assistance by HP if required.

102.	“License Fee(s)” means the fee(s) designated by HP for use of Software. Different License Fees may apply to particular Software if more than one type of Software License is available for that Software.

103.	“Limited Product(s)” or “HP Limited Product(s)” means the U.S. versions of Products sold pursuant to the associated Addendum that are (1) displayed to Business Development Partner on the Partnership Website; and are (2) included in a personal computing solution resold by Business Development to Customer as part of a solution

104.	“List Price” means the non-discounted price set by HP to its direct purchasers which serves as the basis for applying any discounts.

105.	“Marks” means designated name, symbols, trademarks, logotypes, trade names, and insignia belonging to HP or the Business Development Partner.

106.	“Major Change” means (1) a discontinuance of the Base Product for which either no replacement Product will be made available or (2) differences between the discontinued Base Product and the corresponding replacement Base Product are more than incremental changes that generally affect form, fit, reliability or function.

107.	“Major Release(s)” means a release of an HP Software Product subsequent to the initial delivery in which HP has incorporated one or more changes or additions, other than Corrections, together with new or revised documentation which properly describes the upgraded HP Software Product and which is identified by a change in the release designation to the left of the decimal place (i.e. X.XX to Y.XX). Major Releases typically provide significant improved reliability and functionality, add new function(s), and/or improve performance via changes in system design and coding.

108.	“Message” or “Messaging” means data structured in accordance with the Adopted Format and transmitted electronically between the Parties.

109.	“MFP VIP Business Development Partners” means the Business Development Partners that participate in the MFP VIP Program, hold a MFP VIP Addendum and are eligible to purchase HP MFP Products pursuant to the terms and conditions of the MFP VIP Program.

110.	“MFP VIP Program” means the Multi-Function Printer Value Incentive Partner Program whereby Business Development Partners purchase MFP Products for resale to Customers.

111.	“Minor Change” means a discontinuance of the Base Product for which the differences between the discontinued Base Product and the corresponding replacement Base Product are solely incremental changes, (e. g. changes to clock speed or minor component changes) that do not affect form, fit, reliability or function.

112.	“Minor Release” means a release of an HP Software Product subsequent to the initial delivery in which HP has incorporated one or more changes or additions, other than Corrections, together with new or revised Documentation which properly describes the upgraded HP Software Product and which is identified by a change in the release designation to the right of the decimal place (i.e. X.X to X.Y). Minor Releases typically provide improved reliability and functionality and/or may improve performance by changes in system design and coding.

113.	“MFP Products” or “Multi-Function Printer Products” means the HP Imaging and Printing Multi-Function Printer Products that are available to Business Development Partner for purchase from HP solely for the purpose of fulfilling MFP VIP Business Development Partner’s orders.

114.	“Net Price” or “Net Reseller Price” means the HP List Price in effect at the time an order from Business Development Partner is received by HP, less any applicable discounts for Products, Services or Support purchased under the Agreement.

115.	“Net Selling Price” means the final invoiced and collected selling price of a Product or Service which is equal to List Price less any applicable deductions for freight, taxes, discounts, returns, trade adjustments and the like from such sale. It is the basis for determining Commissions to be paid to the Business Development Partner.

116.	“Non-Affiliate” means any company or other organizational entity with which HP has no current contractual relationship or bilateral support agreement. This includes third-party maintenance organizations, software developers that have no programs running on HP platforms, support providers not authorized by HP, or channel partners of other system vendors with no current contractual relationship with HP.

117.	“OEM Product” means a standard Product or Custom Product to which Business Development Partner has added an OEM Value-Add Solution.

118.	“OEM Value-Add Solution” means an OEM Customer’s unique proprietary or acquired Product and solutions such as application software custom programming, specialized installation services, or training as described in the “Solution Information” section of the associated application form.

119.	“Operations Policies” or “Operating Policies” means the document published on PWeb that sets forth the specific relationship and obligations pertaining to Products between HP and Business Development Partner under the Agreement.

120.	“Open Products,” “Open Distribution” or “O” means specific Products set forth on the Partnership Website that Business Development Partners may purchase and resell without obtaining certification and/or authorization from HP.

121.	“Ordering Period” means the initial twelve (12) month term or any twelve (12) month renewal term of the Authorized Service Management Partner Addendum.

122.	“Outlet Identification Number” or “OID” means a unique ten (10)-digit number generated by HP and assigned to Business Development Partner, upon HP’s approval of Business Development Partner’s application, for Business Development Partner’s access to the Partnership Website

123.	“Packaged Services” means those Services labeled as such in the SPA Program Guide.

124.	“Partner” See “Business Development Partner(s).”

125.	“Partnership Website” or “PWeb” means the HP website located at the following URL: http://partner.americas.hp.com, which contains, among other information, information pertaining to the purchase and resale of Products by Business Development Partner and Business Development Partner’s status with HP program(s).

126.	“Parts” means system components sold by HP for Business Development Partner’s use for replacement purposes in maintaining and repairing Custom Product previously purchased under the Custom Products Addendum.

127.	“Party” or “Parties” means HP and the Business Development Partner signatory to the Agreement.

128.	“Price” or “HP Price” means the price offered by HP to Business Development Partners for HP Products.

129.	“Price List” means Product pricing as provided on the Partnership Website.

130.	“Prime Contractor” means the party who is responsible for providing a Systems Integration solution to the Customer for a Project.

131.	“ProCurve Networking Products” or “ProCurve Products” means those certain high-end networking Products that bear the ProCurve name.

132.	“Product(s)” means the HP-branded U.S. version of Hardware, Software, Services, documentation, accessories, supplies, parts and upgrades that HP authorizes Business Development Partner to purchase or license under the Agreement, and that are determined by HP to be available from HP upon receipt of Business Development Partner’s order.

133.	“Product Change Notice” means a form utilized by HP to notify Business Development Partner of changes made by HP to a Custom Product.

134.	“Product Knowledge Base” means, with respect to HP’s software and configuration tools, the file contained in the SalesBuilder Tool that contains the configuration and Product rules.

135.	“Project” or “Systems Integration Project” means any formal request for a Systems Integration that meets the requirements of Section 7 of the Systems Integration Addendum.

136.	“Project Agreement” or “Systems Integrator Project Agreement” means the specific terms and conditions, obligations and responsibilities under which HP and System Integrator will pursue any Project.

137.	“Project Manager” means the employee of either HP or Business Development Partner with the authority to commit resources and funding towards the completion of a project based on a written Statement of Work.

138.	“Proposal” means the proposal submitted by the Prime Contractor in response to a request for information/proposal or invitation to bid issued by Customer with respect to the Project.

139.	“PSG” means the Personal Systems Group within Hewlett-Packard.

140.	“Public Sector Customer” means U.S. federal, state, or local government entities; public or private K-12 and higher education institutions; certified IRC 501C3 non-profit agencies; university hospitals; and city, state, or county hospitals that obtain Products for their own internal use and not for resale.

141.	“Public Sector Federal Referral Partner Rules of Engagement” or “HP Public Sector Federal — Referral Partner Rules of Engagement” means the policy manual for conducting business with Federal Agencies, as posted on the Partnership Website.

142.	“Qualified Software Products” means the specific Software Products that a Business Development Partner may purchase and resell or refer, if the Business Development Partner has (1) an Agreement with HP; and (2) met specific HP-mandated qualifications as set forth in Addendum for software products Addendum.

143.	“Quotation” means the applicable price, quantity and other authorized HP terms in effect when HP accepts the order.

144.	“Record(s)” means Business Development Partner’s books, records and original documentation, related to the acquisition, sale, maintenance and disposition of all Products, Software and Support including, but not limited to those existing in electronic form, of Business Development Partner and/or Customer purchases. Records shall include, at a minimum, Product number(s), description, quantities shipped or purchased, serial numbers, Customers’ and/or supplier’s name and Outlet Identification Number, address, phone number, date of sale or purchase, cost of purchase or sale price, and delivery address. Records shall also include distinct lists of all Products purchased directly from HP, or Distributors.

145.	“Referral Information” means Customer information obtained by HP through direct contact with Customers referred to HP by the Referral Participant.

146.	“Referral Participant” means a Business Development Partner that receives Commissions for influencing sales to Customers of Products that Customer purchases directly from HP.

147.	“Referral Tools” means the program requirements for this selling motion as defined in the partnerONE Operations Guide on

Partnership Website.

148.	“Refurbished Product(s)” or “Remanufactured Product(s)” means Product that has been used, refurbished and is sold as used Product.

149.	“Relationship Manager” means an employee of a Business Development Partner who is authorized to make decisions on behalf of the Business Development Partner with respect to the business relationship with HP governed by the SPA Program Guide.

150.	“Reseller Special Pricing Agreement” or “RSPA” means a special pricing agreement between Business Development Partner and HP that provides additional discounts to the Business Development Partner so it can meet a competing offering’s price.

151.	“Retain Title” means Products (1) purchased by the xSP Business Development Partner for use within its DataCenter and Co-location Customer sites for the purpose of providing an xSP offering and (2) to which xSP Business Development Partner retains legal title.

152.	“SalesBuilder Tool” means a configuration/quote tool that automates the configuration and pricing of Products.

153.	“Sales In” means product sold by HP to the partner and all HP product purchased by the partner from other non HP sources.

154.	“Sales Out” means the combination of daily, weekly or monthly Sells-Through transactions and/or Sells-To transactions provided by HP to the Business Development Partner through EDI or InfoNow Web POS.

155.	“SAN” means Storage Area Network.

156.	“Sanlink” means Storage Area Network storage Products

157.	“Sells-Through” means a transaction between a Distributor and a Business Development Partner that is reported to HP by the Distributor through EDI or InfoNow Web POS.

158.	“Sells-To” means a transaction between a Business Development Partner and a Customer that is reported to HP by the Business Development Partner through EDI or InfoNow Web POS.

159.	“Service(s)” means HP-branded services for supported Products related to either ongoing activities or one-time project engagements to be provided by HP to Business Development Partner through the Agreement.

160.	“Service Agreements” means any and all executed agreements between Business Development Partner and HP that set forth any terms and conditions.

161.	“Service Definition Document” means a document that provides the step-by-step procedures for technical and non-technical aspects of the Services to be provided to the Customer.

162.	“Service Delivery Document” means a document that sets forth the delivery process and outlines the primary activities involved in delivering the services.

163.	“Service Note(s)” means a periodic or event-driven technical communication from the HP which details updated information, known problems and workarounds associated with a particular supported hardware or software product.

164.	“Ship To” means the physical location(s) to which HP shall deliver Products.

165.	“Software” means one or more programs capable of operating on a Device or Hardware. Software may be a separate Product, Bundled Software or Firmware.

166.	“SPA Program Guide” or “Services Partner Architecture Programs Guide” means the document which includes the Service Relationship Guides, together with any updates thereto, available on the password-protected HP Partnership Website, or from an HP services sales representative.

167.	“Statement(s) of Work” or “SOW” means the document(s) that set forth the Services to be performed and the Deliverables to be provided by the Business Development Partner to the End User Customer.

168.

“Storage Services” or “HP Storage Services” shall mean technical consulting and implementation services associated with HP storage systems, networks and products that are short duration projects with fixed scope and deliverables (using a pre-

written Statement of Work) packaged with a unique services product number and pre-defined list price. As such, they are considered a subset of HP Technical Services.

169.	“Support” means Hardware and Device maintenance and repair; Software updates and maintenance; training; and other standard Support services provided by HP.

170.	“Support Services Delivery Service” means a preferred solution for ASDPs who deliver support for Eligible HP Support Services Products.

171.	“SW Depot Product Catalog” means the online catalog of software products available for trial, download, and purchase from the SW Depot Site.

172.	“SW Depot Products” means the Software Products offered via the SW Depot Site.

173.	“SW Depot Referral Information” means all information from SW Depot Referrals, including information that is navigational, transactional, or address-related.

174.	“SW Depot Site” or “Software Depot Site” means the website created by HP to provide the Business Development Partner with access to the SW Depot Products. The website address is www.software.hp.com.

175.	“SW Depot Team” means the group of HP personnel that ensure that Customer downloads match payment to HP and receivables collected through the Business Development Partner’s site.

176.	“System(s)” or “HP System(s)” means a set of Products, including accessories, interfaces, peripherals and terminals that are included in HP’s configuration guide and ordered for coordinated delivery.

177.	“Systems Integration” means the ability of a Business Development Partner to prepare solutions consisting of a combination of mutli-vendor systems of hardware, software, and services and provide said solution as a Systems Integrator to a Customer for sale.

178.	“Systems Integrator” means define a Business Development Partner that has the ability to integrate multi-vendor systems of hardware, software, and project management services to be supplied, typically for a fixed duration, to provide a custom solution to Customers that meets requirements set for on the Partnership Web site.

179.	“System Support” or “HP System Support” means HP’s offerings for Hardware, Software, network, SAN, and mission critical support. HP System Support is available on a contractual basis either for a fixed period or on an open-ended (“evergreen”) basis. These System Support Services are not part of HP upfront Services offerings. HP System Support is also referred to as contractual support.

180.	“Technical Data Sheet” means a document that states the specification and all relevant technical parameters associated with a particular HP branded services offering

181.	“Technical Services” or “HP Technical Services” shall mean technical consulting and implementation services that are short duration projects with fixed scope and deliverables (using a pre-written Statement of Work) packaged with a unique services product number and pre-defined list price.

182.	“Terms and Conditions of Sale and Service” or “HP Terms and Conditions of Sale and Service” means the terms and conditions pursuant to which HP provides services to Customer and as specified on Exhibit E16.

183.	“Third Party Product(s)” means any and all documentation, accessories, supplies, and upgrades that are not branded by HP.

184.	“Third Party Software Product” means the software programs and associated documentation that HP has obtained from a third party licensor.

185.	“Transaction(s)” means the purchase and resale or sublicense sale of Products or Services, or the provision of Services or Support.

186.	“United States” or “U.S.” means the fifty (50) states and the District of Columbia.

187.	“Update” means a Correction, Minor Change, or Major Change to an HP Software Products, and/or a Minor Release or Major Release to a Base or Custom Products.

188.	“US Government Federal Agency” means any agency that is funded through U.S. Federal tax money.

189.	“Warranty Service” means Hardware repair service performed on Eligible HP Products that are covered by standard Eligible HP Product warranty.

190.	“XP Storage Products” means certain high-end storage product included in the HP Enterprise Storage Product line and identified as “XP”.

191.	“xSP End Users” means any person, entity or business that has entered into an agreement pursuant to which xSP Service Provider is required to perform any of the services or functions related to Product and xSP Offerings to all xSP End Users who are also Co-location Customers.

192.	“xSP Offering” means those services that are saleable, fee-based, and managed or hosted by xSP Business Development Partner, have security features and are delivered over a network. xSP Offering is developed or acquired by the xSP Business Development Partner and is made available to an XSP End User or Co-location Customer. xSP Business Development Partner retains title to the Product used by the xSP End User in connection with the xSP Offering.

193.	“xSP Service Provider” means a Business Development Partner that (1) provides a fee-based or contractual service specialty that is complementary to Products and (2) is responsible for delivery of xSP Offering to xSP End Users within a DataCenter or a Co-location Customer.

END OF HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT – DEFINITIONS ADDENDUM

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT -

RECORD - KEEPING AUDIT AND REPORTING ADDENDUM

1.	DEFINITIONS	2
2.	APPOINTMENT	2
3.	EDI REPORTING REQUIREMENTS	2
4.	TERM AND TERMINATION	3

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT -

RECORD-KEEPING AUDIT AND REPORTING ADDENDUM

1.	DEFINITIONS

All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Partner Agreement Definitions Addendum.

2.	APPOINTMENT

A.	This HP U.S. Business Development Partner Agreement - HP Record-Keeping Audit and Reporting Addendum (“Record-Keeping Audit and Reporting Addendum”) adds terms and conditions to the HP U.S. Business Development Partner Agreement (“Agreement”) controlling Business Development Partner’s purchase and resale of Product and Services. Any and all purchases and resale of Product and Services shall be conducted pursuant to the terms and conditions of this Record-Keeping Audit and Reporting Addendum and the terms and conditions of the Agreement. In the event of conflict between terms and conditions in this Record-Keeping Audit and Reporting Addendum and terms and conditions in the Agreement, the terms and conditions of this Record-Keeping Audit and Reporting Addendum shall take precedence.

B.	This Record-Keeping Audit and Reporting Addendum governs record-keeping and audit responsibilities of Business Development Partner, sales and inventory reporting requirements and the batch and on-line electronic interchange of data between Business Development Partner and HP and will apply to all Messages transmitted in accordance with the provisions of the EDI/RSO Reporting Handbook provided when Sales Out data reporting is implemented.

3.	EDI/RSO REPORTING HANDBOOK AND CSRA REPORTING REQUIREMENTS

A.	SECURITY OF DATA

1.	The parties will follow procedures for security, storage, access, and encryption of Messages as set out in the then current terms and conditions governing such business operations between the parties.

2.	Business Development Partner data will be treated as Business Development Partner confidential. HP may use the EDI data only for the purposes set forth in this document.

3.	Access to the Business Development Partner data by HP personnel will be managed in accordance with the confidentiality clause in the Agreement, and any confidentiality agreement in place between Business Development Partner and HP.

4.	HP will not disclose Business Development Partner data to any third party without requiring the third party to sign an appropriate Confidential Disclosure Agreement. If HP releases data to vendors for program management on HP’s behalf, HP will require its vendors to adhere to HP’s confidentiality policies, which are no less strict than the confidentiality terms and conditions between Business Development Partner and HP.

5.	Business Development Partner data will be housed in a HP data repository that is protected from unauthorized access.

6.	Business Development Partner customer names, addresses and related data, such as Invoice Numbers, Big Deal, Discount Now or Education Rebate numbers, HP product numbers, quantity sold and serial numbers, are the property of Business Development Partner and cannot be shared or given to anyone without written consent of Business Development Partner. HP acknowledges that Business Development Partner shares this information with HP subject to the terms and conditions of Business Development Partner’s privacy policy and only for purposes of allowing HP to fulfill its commitments to Business Development Partner and the customer.

B.	AUTHENTICITY OF MESSAGES

1.	All Messages must identify the sender and recipient(s) and must include a means of verifying the authenticity of the Message either through a technique used in the Message itself or by some other means provided for in the Adopted Format.

2.	Upon written agreement, the parties also may use higher levels of authentication to verify the Message.

C.	INTEGRITY OF MESSAGES

1.	Each party accepts the integrity of all Messages and agrees to accord these the same status as would be applicable to a document or to information sent other than by electronic means. If the recipient believes a Message is corrupted as a result of technical failure on the part of machine, system or transmission line, or lacks the information required by the EDI/RSO Reporting Handbook or CSRA Online Procedures for transmitting Messages, the recipient will endeavor to promptly notify sender of the error; sender will correct the error as set out in the EDI/RSO Reporting Handbook or CSRA procedures.

2.	If the recipient receives a Message addressed to it in error, then recipient shall notify the sender and delete the information contained in such Message from its system. Record of receipt of the message need not be deleted from the system.

D.	CONFIRMATION OF RECEIPT OF MESSAGES

Except where receipt of a Message is automatically confirmed, the sender of a Message may request the recipient to confirm receipt of that Message subject to the provisions of the EDI/RSO Reporting Handbook or CSRA Procedures. Upon such request, recipient must send confirmation without unreasonable delay.

E.	STORAGE OF DATA

1.	Each party’s Data Log will be maintained without any modification. Subject to any legal requirements of the party maintaining such Data Log or any requirements contained in the EDI/RSO Reporting Handbook, the parties may agree on a period during which the Data Log must be stored unchanged. In the absence of such agreement, a party will have the right to maintain its Data Log for such period, as it thinks fit.

2.	The Data Log may be maintained on computer media or other suitable means provided that the data can be readily retrieved and presented in readable form.

F.	INTERMEDIARIES

1.	If a party to this Agreement contracts the services of an intermediary in order to transmit, log or process Messages, then that party will be responsible for any acts, failures or omissions by that intermediary which is acting as an agent of that party.

2.	If a party to this Agreement instructs the other party to use the services of an intermediary for transmitting, logging or processing a Message, then that party giving such instructions will be responsible to the other party for such intermediary’s acts and omissions.

3.	Any party giving such instructions to use an intermediary will ensure that it is a contractual responsibility of the intermediary that no change in the substantive data content of the Messages to be re-transmitted is made and that such Messages are not disclosed to any unauthorized person.

G.	DELAY IN PERFORMANCE

A party will not be deemed to be in breach of this Agreement and will not be liable for performance delays or for non-performance due to causes beyond its reasonable control

H.	GENERAL

All notices and demands under the terms of this Agreement will be in writing, delivered, sent electronically, or Faxed to HP or to Business Development Partner at the addresses indicated below and will become effective five (5) days after sending.

HEWLETT-PACKARD COMPANY	BUSINESS DEVELOPMENT PARTNER

Partner Information Management

ATTN: Partner Information Management Team	Contact:

The Hewlett Packard Company	Address:

P.O. Box 692000

MS CCM0302052

Houston, Texas 77269-2000

Fax: (281)927-9322	Fax:

4.	TERM AND TERMINATION

A.	Business Development Partner’s appointment shall commence on the Effective Date indicated within the approval notification issued from HP to Business Development Partner. Business Development Partner’s appointment shall terminate, unless otherwise terminated as set forth herein, one (1) year from the Effective Date. At HP’s discretion, Business Development Partner’s appointment may be renewed upon expiration of this Record-Keeping Audit and Reporting Addendum.

B.	Either Party may terminate this Record-Keeping Audit and Reporting Addendum without cause upon thirty (30) days prior written notice to the other Party or with cause upon fifteen (15) days prior written notice to the other Party. Termination of this Record-Keeping Audit and Reporting Addendum may affect the Agreement or other distribution or resale agreement or addenda between HP and Business Development Partner.

C.	Upon termination, non-compliance, or expiration of the Agreement or this Record-Keeping Audit and Reporting Addendum for any reason, Business Development Partner shall immediately return to HP at Business Development Partner’s expense all free-of-charge materials provided to Business Development Partner by HP for the sale and support of Products.

END OF HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT – RECORD-KEEPING AUDIT AND REPORTING ADDENDUM

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER

220-VOLT LASERJET PRICE PROTECTION PROGRAM ADDENDUM

1.	DEFINITIONS	2
2.	STRUCTURE AND APPOINTMENT	2
3.	PRICE PROTECTION PROGRAM	2
4.	OPERATING POLICIES	2
5.	PRICE PROTECTION	2
6.	CSP CUSTOMER AND END USER CUSTOMER RESTRICTIONS	2
7.	REPORTING REQUIREMENTS	3
8.	TERM AND TERMINATION	3

Confidential

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER

220-VOLT LASERJET PRICE PROTECTION PROGRAM ADDENDUM

1.	DEFINITIONS

The following definitions shall apply only to the 220-Volt Laser Jet Price Protections Program Addendum. All other capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Partner Agreement Definitions Addendum.

A.	“Inventory Cap”, as determined by HP in its sole discretion, shall be the lesser of the number of all price protected 220-Volt LaserJet Products by SKU (1) in CSP’s inventory; or (2) all shipments of price protected 220-Volt LaserJet Products made by HP to CSP ninety (90) days prior to the effective date of the price reduction.

B.	“Inventory” means HP 220-Volt LaserJet Products purchased from HP under the 220-Volt LaserJet Price Protection Program pursuant to the Agreement including both HP 220-Volt LaserJet Products on-hand and HP 220-Volt LaserJet Products in-transit from HP to CSP.

C.	“Federal Government Education Institution” means any educational institution that is funded by U.S. federal tax money.

2.	STRUCTURE AND APPOINTMENT

A.	HP appoints Business Development Partner as an authorized, non-exclusive Channel Service Provider (“CSP”) to purchase for resale HP 220-Volt LaserJet Products under the 220-Volt LaserJet Price Protection Program. The specific HP 220-Volt LaserJet Products and their quantities available for purchase and resale under the 220-Volt LaserJet Price Protection Program shall be set forth at http://partner.americas.hp.com incorporated herein by reference.

B.	This 220-Volt LaserJet Price Protection Program Addendum (“220-Volt LaserJet Price Protection Addendum”) adds terms and conditions to the Business Development Partner Agreement and the Channel Service Provider Addendum (the “Agreement”) controlling CSPs purchasing HP 220-Volt LaserJet Products directly from HP and reselling to CSP Customers that resell HP 220-Volt Laser Jet Products to the U.S. Government Federal Agencies and Federal Government Education Institutions. The purchases and resales of 220-Volt LaserJet Products covered under the 220-Volt Laser Jet Price Protection Program shall be conducted pursuant to the terms and conditions of this 220-Volt LaserJet Price Protection Addendum and the Agreement. In the event of a conflict between the terms and conditions of this 220-Volt LaserJet Price Protection Addendum and the terms and conditions of the Agreement, the terms and conditions of this 220-Volt LaserJet Price Protection Addendum shall prevail.

C.	CSP accepts this appointment pursuant to the terms and conditions of this 220-Volt LaserJet Price Protection Addendum and the terms and conditions of the Agreement.

3.	PRICE PROTECTION PROGRAM

The 220-Volt LaserJet Price Protection Program covers only a specified number of SKUs and units per year; the specific product numbers and quantities can be found at http://partner.americas.hp.com and are incorporated herein by reference.

4.	OPERATING POLICIES

Stock Adjustment, Defective Unit and Returns:

A.	CSP may return unsold, unopened inventory of the Products specified on http://partner.americas.hp.com, up to the maximum number of units purchased as part of the 220-Volt Laser Jet Price Protection Program.

B.	Returns will be accepted up to ninety (90) days after the date of receipt by CSP.

C.	To initiate the return process, CSP shall request an exception return through its channel team representative. If requested by HP, CSP must provide documentation proving the date CSP received the 220-Volt LaserJet Products it wishes to return to HP.

D.	HP shall accept DOA or Defective Unit returns of 220-Volt LaserJet Products purchased under the 220-Volt Laser Jet Price Protection Program up to a 2% return cap and for up to thirty (30) days after shipment from CSP to the CSP Customer. To initiate the return process, the CSP shall request an exception return through its channel team representative. DOA and Defective Units returned after the thirty (30) day period will be handled as customer satisfaction issues on a case-by-case basis.

5.	PRICE PROTECTION

A.	HP reserves the right to change its List Prices with not more than five (5) days written, electronic or other notice to CSP. If HP reduces the price of any HP 220-Volt LaserJet Products specified on http://partner.americas.hp.com, as determined by SKU, CSP shall be eligible to receive a price protection credit equal to the difference between the Net Price paid by CSP and the reduced price. HP shall price protect all eligible shipments of 220-Volt LaserJet Products as defined on http://partner.americas.hp.com made by HP to CSP, less any HP of 220-Volt LaserJet Products returned by CSP to HP, as calculated on an Inventory Cap basis.

B.	HP shall invoice CSP based on the new reduced price for such HP 220-Volt LaserJet Products shipped on or after the effective date of the reduction.

C.	Any disputes regarding the amount credited shall be communicated to HP within thirty (30) days of the issuance of the credit. CSP shall not deduct from any outstanding invoice from HP any amount for any reason whatsoever.

6.	CSP CUSTOMER AND END USER CUSTOMER RESTRICTIONS

A.	CSP will resell the 220-Volt LaserJet Products covered by the 220-Volt Laser Jet Price Protection Program only to CSP Customers that resell the 220-Volt Laser Jet Products to the following End Users:

1.	U.S. Government Federal Agencies

2.	Federal Government Education Institutions

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B.	CSP’s selling of HP 220-Volt LaserJet Products to any CSP Customer not reselling HP 220-Volt Laser Jet Products as set forth in Subsection 6 (A) above will result in an automatic cancellation of this 220-Volt LaserJet Price Protection Addendum and may result in termination of the Agreement.

7.	REPORTING REQUIREMENTS

A.	CSP shall provide a monthly report that shall include the information on the 220-Volt LaserJet Products sold and returned as shown on the 220-Volt LaserJet reporting template set forth on http://partner.americas.hp.com and incorporated hereby by reference.

B.	HP reserves the right to obtain from CSP copies of its CSP Customer’s purchase orders related to the sale of 220-Volt LaserJet Products covered under the 220-Volt LaserJet Price Protection Program. If requested by HP, CSP shall provide the documentation to its HP channel sales representative within five (5) business days.

8.	TERM AND TERMINATION

A.	CSP’s appointment shall commence on the Effective Date indicated within the approval notification issued from HP to CSP. CSP’s appointment shall terminate, unless otherwise terminated as set forth herein, one (1) year from the Effective Date. At HP’s discretion, CSP’s participation may be renewed upon expiration of this 220-Volt LaserJet Price Protection Addendum.

B.	Either Party may terminate this 220-Volt LaserJet Price Protection Addendum (1) without cause upon thirty (30) days prior written notice to the other Party; or (2) with cause upon fifteen (15) days prior written notice to the other Party. Termination of this 220-Volt LaserJet Price Protection Addendum may affect the Agreement or other distribution or resale agreement or addenda between HP and CSP.

C.	Upon termination or expiration of the Agreement or this 220-Volt LaserJet Price Protection Addendum for any reason, CSP shall immediately cease representing itself as a seller of HP 220-Volt LaserJet Products and shall immediately cease any activity permitted by this 220-Volt LaserJet Price Protection Addendum.

D.	Upon termination, non-compliance, or expiration of this 220-Volt LaserJet Price Protection Addendum for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate. CSP shall immediately return to HP at CSP’s expense all free-of-charge materials provided to CSP by HP for the sale and support of HP 220-Volt LaserJet Products.

E.	HP may require CSP return, against outstanding balance or for re-purchase, any HP 220-Volt LaserJet Products purchased under this 220-Volt LaserJet Price Protection Addendum.

END U.S. COMMERCIAL BUSINESS DEVELOPMENT PARTNER 220-VOLT LASERJET PROGRAM ADDENDUM

Confidential

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER ADDENDUM

1.	DEFINITIONS	2
2.	FURTHER APPOINTMENT	2
3.	SOURCING AND SELLING	2
4.	REQUIREMENTS	2
5.	PERFORMANCE COMMITMENT	3
6.	CSP’S INDEMNIFICATION OBLIGATIONS	3
7.	TURN AROUND TIME	3
8.	INSURANCE	5
9.	TERM AND TERMINATION	6

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HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER ADDENDUM

1.	DEFINITIONS

A.	“Channel Service Provider(s)” or “CSP(s)” means those Business Development Partners who have a current U.S. Business Development Partner Agreement and a current Channel Service Provider Addendum with HP.

B.	“CSP Customer(s)” or “Customer(s)” means an HP authorized Business Development Partner who may purchase Products from Channel Service Provider for resale purposes to its End Users, provided that such HP authorized Business Development Partner has: (1) an Agreement with HP; and (2) met specific HP-mandated qualifications as set forth in the associated Addenda.

C.	“Other Reseller(s)” means reseller(s) who purchase Products from a Channel Service Provider and resell to its End Users but have not entered into a contract with HP. Other Resellers may not resell Controlled Products.

D.	All other capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Partner Agreement Definitions Addendum.

2.	FURTHERAPPOINTMENT

A.	HP appoints Business Development Partner as an authorized, non-exclusive Channel Service Provider (“CSP”) to purchase HP Products listed on Partnership Website located at http://partner.americas.hp.com for resale or lease.

B.	This HP U. S. Business Development Partner Agreement – Channel Service Provider Addendum (“CSP Addendum”) adds terms and conditions to the HP U.S. Business Development Partner Agreement (“Agreement”)controlling Business Development Partner’s purchase and resale of Products. Any and all purchases and resales of HP Products shall be conducted pursuant to the terms and conditions of this CSP Addendum and the Agreement. In the event of a conflict between the terms and conditions of this CSP Addendum and the terms and conditions of the Agreement, the terms and conditions of this CSP Addendum shall prevail. Without prejudice to the generality of the foregoing, the term “Customer” in the Agreement shall, for the purposes of the appointment under this CSP Addendum, be read in accordance with Section 1(B) of this Addendum, and not as set out in the Definitions Addendum.

C.	CSP accepts appointment pursuant to the terms and conditions set forth in this CSP Addendum and the terms and conditions of the Agreement.

3.	SOURCING AND SELLING

A.	CSP may purchase Products for resale purposes only from HP.

B.	CSPs may resell HP Controlled and Open Products.

C.	CSP may distribute Products for resale purposes to CSP Customers, and Other Resellers.

D.	Qualified Products may be shipped only to CSP Customers and other Business Development Partners authorized and qualified by HP to resell such Products.

E.	CSP’s resale or shipment of Products to any non-authorized or non-qualified Business Development Partner or to a Business Development Partner who sells Products in violation of any HP eligibility criteria, qualifications, added value requirement or any other HP limitation or restriction constitutes a material breach of the Agreement justifying termination of this CSP Addendum or the Agreement for cause.

4.	REQUIREMENTS

A.	Within ten (10) days of discovery, CSP shall report to HP violations of the Agreement by CSP Customers to whom CSP has sold Products.

B.	HP may withdraw its permission for Product sales to a particular Business Development Partner, with or without cause, at any time, in its sole discretion, by notifying CSP in writing. Upon receipt of such notice, CSP shall immediately discontinue resale of Products to that Business Development Partner identified by HP.

C.	CSP shall market, promote and resell Products only under the company name(s) set forth on the Approved Location List.

D.	No sale, advertising, promotion, display or disclosure of features, availability or pricing of new Products shall occur prior to HP placing the Products on HP’s price list at http://partner.americas.hp.com.

E.	CSP shall accurately fill orders for Products.

F.	CSP shall identify and keep current primary and secondary support contacts to receive marketing, sales, post-sales technical support information provided by HP.

G.	CSP shall provide or arrange for on-going sales support and post-sales technical support to all CSP Customers for Products CSP may resell pursuant to this CSP Addendum. CSP shall maintain for CSP Customers qualified personnel necessary to provide timely and knowledgeable support services. All such qualified personnel shall attend all training mandated by HP.

H.	CSP shall provide CSP Customers or Other Resellers with all ergonomics information supplied by HP, including but not limited to, HP Working in Comfort materials in both paper and electronic forms, warning or advisory tags, labels, or other information pertaining to the use of Products using keyboards.

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I.	CSP shall provide CSP Customers or Other Resellers with access to HP designated service programs or other HP approved service plans and assist CSP Customers or Other Resellers in obtaining warranty repair for Products.

J.	As soon as reasonably practicable, CSP shall report to HP in writing all suspected defects in Products.

K.	CSP shall ensure its employees complete training courses and certification programs designated by HP. In certain cases, successful completion of such training and/or certification or other programs may be required before CSP is authorized to resell specific Products or participate in specific HP programs.

L.	Except as otherwise explicitly set forth in Section 7 below, CSP shall not deduct any amount from any invoice for any reason whatsoever.

M.	CSP authorizes HP to call upon its CSP Customers or Other Resellers for Product training and other objectives.

N.	Nothing in this CSP Addendum or the Agreement permits CSP to purchase for resale HP branded services sold by HP as a specific Product with a specific SKU.

5.	PERFORMANCE COMMITMENT

A.	CSP’s performance commitment is set forth at http://partner.americas.hp.com and/or in Addenda to the Agreement.

B.	CSP’s performance commitment for the Agreement or any Addendum thereunder shall be based on a total of twelve (12) months’ volume levels. The volume levels may be either sales volume, sold in compliance with the Agreement, or ship-to volume, purchased in compliance with the Agreement, in HP’s sole discretion, and as set forth by HP in the Agreement. In the event the term of the Agreement or any Addenda thereunder now or as modified in the future is less than twelve (12) months, an applicable twelve (12) month performance commitment shall be prorated.

C.	HP may review progress towards CSP’s performance commitment pertaining to either the Agreement or any Addenda thereunder at any time, in HP’s sole discretion. In the event CSP’s projected performance commitment falls below the annual performance commitment, HP reserves the right to exercise any steps necessary to either improve CSP’s performance or terminate the Agreement and/or any Addendum thereunder for cause. HP reserves the right to continue the Agreement between HP and CSP in the event CSP’s performance commitment falls below the annual expected performance commitment.

6.	CSP’S INDEMNIFICATION OBLIGATIONS

CSP is solely responsible for its acts, omissions, obligations, representations, or misrepresentations in providing its services to Customers. CSP agrees to defend, indemnify and hold harmless HP against all claims, lawsuits, liabilities, losses, damages, costs and expenses (including attorney and expert witness fees) as a result of claims in any form by CSP’s Customers, arising out of or in connection with CSP’s acts, omissions, obligations, representations, or misrepresentations in connection with CSP’s provision of its Services to Customers.

7.	TURN AROUND TIME

A.	APPROVAL PROCESS

1.	The purposes of the Approval Process, as described in this Section 7(A), are to ensure that the provisions of this Section 7 are balanced and take into consideration notification prior to deducting, determination of responsible Parties, and accuracy of claims prior to deducting. The Approval Process shall be as set forth in this Section 7(A).

2.	Notification Prior to Deducting: CSP shall communicate with the designated HP contact(s) specifying the reason(s) and intent to deduct pursuant to the criteria set forth in Section 7(B).

3.	Determination of Responsible Parties.

a.	If, during the notification process, the Parties determine that CSP is the cause of unacceptable credit turn around times (set forth in Section 7(B)), CSP shall not deduct.

b.	If, during the notification process, the Parties determine that HP is the cause of unacceptable credit turn around times, CSP may proceed with the deduction process set forth in Section 7(B) below.

c.	If, during the notification process, the Parties fail to determine which Party is the cause of the unacceptable credit turn around times, then the process shall be escalated to senior management within five (5) days to make the determination.

4.	The Parties agree to work in due diligence within ten (10) business days or less to complete the approval process. Should HP deny approval or the Parties fail to reach agreement regarding approval, HP agrees to provide written documentation to CSP supporting its position that the requested deduction is disallowed under this Section 7(A).

B.	RETURNS

1.	HP shall use commercially reasonable efforts to issue credit for returns to CSP within fifteen (15) business days from the date HP receives the returned Product from CSP. CSP shall provide HP a debit memo listing relevant information about the Product being returned.

a.	Credit issued by HP shall include CSP’s debit memo number as a reference number. CSP also shall provide a credit memo(s) or other documentation listing relevant returns (hereinafter “Intent to Debit”).

b.	Supporting documentation provided by HP shall be sent to CSP along with the credit memo which shall include a detailed listing of the Products received, the quantity of Products received, and the then-current value of the Products received. A discrepancy report will be provided for differences in claims and credits issued.

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c.	Following completion of the Approval Process set forth in Section 7(A) above, CSP will continue to deduct after fifteen (15) days if no credit is received.

2.	HP and CSP will have thirty (30) days from the date of CSP’s deduction and/or HP’s credit/discrepancy report issued to submit a request for review, which shall include the original information identified above and the HP credit memo for the return. The Party receiving the request will have thirty (30) days from the date of receipt of the review request to respond and provide remedy (“remedy” shall mean CSP paying back to HP or HP issuing a credit to CSP).

3.	If a remedy is not reached to both Parties’ satisfaction after the above process has run its course, those items remaining in dispute will be escalated to the appropriate representatives of both Parties.

C.	PRICING

1.	CSP will submit purchase orders (“PO”) to HP that detail CSP’s commitment to purchase Product as follows.

a.	The PO will outline the Product number, the quantity to be purchased and the price at which the Product will be paid.

b.	The price on the PO shall be the price at which CSP agrees to make payment to HP per established payment terms and conditions.

2.	HP agrees to review CSP’s PO once received to verify the information provided therein. HP agrees to review and verify the pricing of the Product prior to shipment of Product to CSP to ensure the accuracy of the data.

3.	Any discrepancies between the price indicated on CSP’s PO and the price at which HP is selling the Product to CSP are to be identified and communicated to CSP within forty-eight (48) hours of PO receipt by HP.

4.	CSP agrees to either correct the PO pricing or cancel the PO, such that the Product sent to CSP by HP will be invoiced at the price indicated on the PO, or the order will not be fulfilled by HP.

5.	CSP is entitled to the most current pricing of Product that reflects any and all pricing actions by HP. CSP’s PO will be refreshed with the latest pricing once a pricing action from HP has occurred.

6.	By shipping Product against CSP’s PO, HP agrees to the pricing indicated on the PO and that HP’s invoice for the Product shipped to CSP will agree to the pricing on the PO. If pricing between CSP’s PO and HP’s invoice is different, following the “Approval Process” set forth in Section 7(A) above, CSP will deduct from the payment to HP the discrepant amount and forward to HP the debit memo of deduction. HP will have thirty (30) days from the date of the deduction to file a dispute notification with CSP. If a remedy is not reached to both Parties’ satisfaction after the above process has run its course, those items remaining in dispute will be reviewed one last time during the quarterly reconciliation meetings at which time a final resolution will be reached.

D.	PRICE PROTECTION

1.	HP shall make commercially reasonable efforts to inform CSP of HP pricing actions at the earliest possible time in order for CSP to adjust its system on a timely basis. HP shall provide CSP with the forms necessary for submitting reimbursement claims to HP. If notification is received by CSP prior to the pricing action, CSP will have thirty (30) days from the effect date of pricing action to submit any claims for reimbursement to HP. Shipment reports are available on the HP website The aforementioned time period will be allowed to increase in the event of a delay in receipt of the HP shipment reports, or if both Parties mutually agree to an extension. HP will issue credit and/or a discrepancy report and reconciliation within thirty (30) days from the date of receipt by HP of CSP’s completed price protection claim with supporting back up as required. If CSP does not receive credit and/or a discrepancy report and reconciliation within twenty-five (25) days of the original claim date, CSP shall contact HP to request credit. If no credit or discrepancy report and reconciliation have been received by CSP within thirty (30) days after the original claim date, CSP may deduct the amount of the pricing action according to CSP records per the “Approval Process”. HP will have thirty (30) days to respond to this deduction from the actual date of the deduction.

2.	HP’s response to CSP’s initial claim will include a claim reconciliation report outlining discrepancies in the amount claimed by CSP as compared to the amount credited by HP. HP’s credit memo will include the claim reference number and the pricing action to which the credit applies. The claim reconciliation will include the credit memo calculations that support the total amount of the credit memo. All discrepancies between the original claim amount and the credit issued by HP will be made available to CSP on the Partnership Website located at http://partner.americas.hp.com in enough detail to provide CSP with an auditable reason for the discrepancy.

3.	CSP will have thirty (30) calendar days from the date of receipt of HP’s credit and/or discrepancy report and reconciliation to submit a dispute notification reply to HP regarding any claims which CSP does not agree with HP’s credit and/or discrepancy report and reconciliation. CSP’s reply will include documentation supporting CSP’s position. HP will provide a response and additional credit (if due) within thirty (30) calendar days from the date of receipt of CSP’s dispute notice.

4.	If remedy is not reached to both Parties’ satisfaction after the above process has run it’s course, those items remaining in dispute will be escalated to the appropriate representatives of both Parties.

E.	QUANTITY DISPUTES

1.

Product that matches a valid open CSP PO and Product that is not damaged will be received into CSP’s warehouse. CSP will match the Product against the related invoice(s) for Product part number and quantity. If Product or Product quantities are identified that were not ordered by CSP, CSP will immediately notify HP of the discrepancy. For Product received from HP that were not ordered by CSP, CSP will determine if such discrepant Product currently in its possession is Product that CSP needs. If it is determined that CSP has a need for such discrepant Product, a

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new line will be added to CSP’s PO such that the warehouse can receive in the discrepant Product. The discrepant Product will then be received into CSP’s warehouse and stocked. If it is determined that CSP does not need the discrepant Product, CSP will request a Return Material Authorization (“RMA”) from HP to return the discrepant Product to HP. Once HP has granted the RMA, CSP will add a line to the PO and receive the discrepant Product into its warehouse. The discrepant Product will then be stocked and prepared to be returned to HP.

2.	If CSP receives incorrect quantities of Product from HP, CSP will notify HP of the discrepancy once the HP invoice has been received and matched against the receipt of goods. CSP will create a debit memo reflecting the identified discrepancies and deduct when the associated invoice is paid. HP’s response will include documentation supporting HP’s position. CSP will provide a response and a credit, if due, within thirty (30) days from the date of receipt of HP’s notice of dispute.

3.	If no response is received from HP within the thirty (30) day window, CSP will release the debit memo from hold and it will be deducted on the next payment to HP following the Approval Process.

F.	Assigned Rebate Model (A.R.M) and EDUCATION REBATES

1.	HP will issue credit and/or a discrepancy report and reconciliation within thirty (30) days from semi-monthly upload of CSP’s completed claim.

2.	If CSP does not receive discrepancy report and/or credit report and reconciliation by day twenty-five (25), CSP will notify HP that a deduction for the claim amount will take place on day thirty (30) if aforementioned report and credit is not received.

3.	CSP will have thirty (30) days from receipt of HP’s credit and/or discrepancy report and reconciliation to submit a dispute notification reply to HP regarding any claim amounts where CSP does not agree with HP’s credit and/or discrepancy report and reconciliation. CSP will include information supporting CSP’s position.

4.	HP will provide a response and additional credit, if, due within thirty (30) days from the date of receipt of CSP’s dispute notification. If HP does not provide response and/or additional credit (if due), CSP will notify HP on day twenty-five (25) that a deduction for the amount of the dispute will take place on day thirty (30) unless response and additional credit (if due) is not received.

5.	If remedy is not reached to both Parties’ satisfaction after the above process has run its course, those items remaining in dispute will be escalated to the appropriate representatives of both Parties.

G.	INSTANT REBATES AND VOLUME REBATES

1.	HP shall make commercially reasonable efforts to provide credits for rebates to CSP as follows:

a.	Forty-five (45) days from the date of receipt at HP of CSP’s completed claim with supporting back up as required; or

b.	Forty-five (45) days following the end of the period covered by the rebate program for claimless rebates; or

c.	Forty-five (45) days from the date of receipt at HP of a discrepancy notice from CSP indicating the paid rebate did not equal what was expected.

d.	CSP will deduct per the Approval Process if no credit and/or denial report is received from HP within the forty-five (45) day window. CSP will notify HP on day forty (40) that a deduction will take place on the forty-fifth (45th) day, unless the credit and/or discrepancy report is received.

2.	If a remedy is not reached to both Parties’ satisfaction after the above process has run its course, those items remaining in dispute will be escalated to the appropriate representatives of both Parties.

H.	CORRECTIONS

If either Party discovers an error in the amount sought, credited or debited, it shall immediately notify the other Party. The Party in error shall provide the other Party with all pertinent information regarding the amount in error (e.g. the claim number). The Party in error shall correct the error within fifteen (15) days per the Approval Process.

8.	INSURANCE

HP shall obtain and maintain, at its expense, a policy or policies of:

A.	Commercial General Liability (including product and completed operations, personal and advertising injury and contractual liability coverage) with a minimum per occurrence limit of $5,000,000; General Aggregate limit of $5,000,000; Products and Completed Operations Aggregate limit of $5,000,000 and Personal & Advertising Injury limit of $5,000,000, written on an occurrence form.

B.	Workers’ Compensation Insurance as required by applicable law.

C.	Employers’ Liability (Stop-Gap Liability) insurance with minimum limits of $1,000,000.

D.	The coverage territory applicable to the insurance policies required above must be worldwide with the exception of Workers’ Compensation insurance, which must be maintained in those territories where such coverage is mandated, and Auto Liability. HP will provide Certificates of Insurance at all times naming CSP as “Additional Insured” with respect to General Liability and Auto Liability policies. HP shall provide the Certificates of Insurance, evidencing the required coverage.

E.	With exception of wholly owned captives, HP’s insurers must be Best rated A-, VII or better. Policy limits may not be

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reduced, terms materially changed, or policies canceled by either Party except after endeavoring to provide thirty (30) days prior written notice to CSP. HP’s insurance shall be primary with respect to all obligations assumed by HP pursuant to this Contract. Any insurance carried by CSP shall not contribute to insurance maintained by HP. Coverage and limits referred to above shall not in any way limit the liability of HP.

9.	TERM AND TERMINATION

A.	CSP’s appointment shall commence on the Effective Date indicated within the approval notification issued from HP to CSP. CSP’s appointment shall terminate, unless otherwise terminated as set forth herein, upon termination or expiration of the Agreement. At HP’s discretion, CSP’s participation may be renewed upon expiration of this CSP Addendum.

B.	Either Party may terminate this CSP Addendum (1) without cause upon thirty (30) days prior written notice to the other Party; or (2) with cause upon fifteen (15) days prior written notice to the other Party. Termination of this CSP Addendum may affect the Agreement or other distribution or resale agreement or addenda between HP and CSP.

C.	Upon termination or expiration of the Agreement or this CSP Addendum for any reason, CSP shall immediately cease representing itself as a seller of HP Products and shall immediately cease any activity permitted by this CSP Addendum.

D.	Upon termination, non-compliance, or expiration of this CSP Addendum for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate. CSP shall immediately return to HP at CSP’s expense all free-of-charge materials provided to CSP by HP for the sale and support of HP Products.

E.	HP may require CSP return, against outstanding balance or for re-purchase, any HP Products purchased under this CSP Addendum.

END HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT – CHANNEL SERVICE PROVIDER ADDENDUM

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HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER

REFURBISHED/EXCESS LASERJET PRODUCTS ADDENDUM

1.	DEFINITIONS	2
2.	APPOINTMENT	2
3.	PRICES	2
4.	ORDER; SHIPMENTS; CANCELLATIONS AND CHANGES	2
5.	WARRANTY	2
6.	CSP RESPONSIBILITIES	2
7.	HP RESPONSIBILITIES	3
8.	OPERATING POLICIES	3
9.	TERM AND TERMINATION	3

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HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER

REFURBISHED/EXCESS LASERJET PRODUCTS ADDENDUM

1.	DEFINITIONS

A.	“HP Refurbished LaserJet Products” means monochrome and color laser printers, and multi-function devices that have been previously sold and returned or otherwise used, and have been refurbished by HP. HP Refurbished LaserJet Products come with all standard accessories, i.e., those normally included with the HP Refurbished LaserJet Products when it was new.

B.	“Refurbished LaserJet Product List” means an HP generated list of HP Refurbished LaserJet Product descriptions and quantities to be purchased by Refurbished LaserJet CSP from HP.

C.	All other capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Partner Agreement Definitions Addendum and the Channel Service Provider Addendum.

2.	APPOINTMENT

A.	HP appoints Business Development Partner as an authorized, non-exclusive commercial Channel Service Provider (“CSP”) to market, promote and resell used and excess HP Refurbished and Excess LaserJet Products (“HP Refurbished LaserJet Products”). HP Refurbished LaserJet Products shall be set forth on a Refurbished LaserJet Product List transmitted by HP to CSP or at http://partner.americas.hp.com incorporated herein by reference. HP Refurbished LaserJet Products are U.S. versions only. CSP’s appointment is subject to the terms and conditions of this Refurbished and Excess LaserJet Products Addendum (this “Addendum”) in addition to the terms and conditions of the Agreement.

B.	This Addendum adds terms and conditions to the Agreement pertaining to CSP’s purchase and resale of HP Refurbished LaserJet Products. In the event of a conflict between terms and conditions in this Addendum and terms and conditions in the Agreement, the terms and conditions of this Addendum shall take precedence.

C.	CSP accepts appointment pursuant to the terms and conditions of this Addendum, the terms and conditions of the Agreement, and the terms and conditions of the Channel Service Provider Addendum.

3.	PRICES

A.	HP Refurbished LaserJet Products shall be sold to CSP at a Net Price equal to the HP Refurbished LaserJet Products List Price, less a discount of fifty percent (50%). HP may, at its sole discretion, offer CSP a discount greater than fifty percent (50%) on any purchases of HP Refurbished LaserJet Products.

B.	HP Refurbished LaserJet Products shall not be eligible for price protection.

C.	Unless notified otherwise by HP, HP Refurbished LaserJet Products shall not be eligible for promotional fund accruals, market development funds or any other promotional funds or rebates.

4.	ORDERS; SHIPMENTS; CANCELLATIONS AND CHANGES

A.	CSP shall place an order with HP for all HP Refurbished LaserJet Products on the Refurbished LaserJet Product List. No cancellation of orders or partial orders of HP Refurbished LaserJet Products shall be accepted from CSP without prior written approval from HP.

B.	Only the HP Refurbished LaserJet Products listed on Refurbished LaserJet Product List will be made available to the CSP. Any other written, verbal, or implied statements or assurances regarding HP Refurbished LaserJet Products to be offered to CSP are not binding on HP.

C.	HP shall deliver HP Refurbished LaserJet Products to a maximum of four (4) Ship-to Locations.

5.	WARRANTY

HP Refurbished LaserJet Product warranty shall be limited to a twelve (12) month period commencing the date CSP receives HP Refurbished LaserJet Product from HP. All other warranty terms contained in the Agreement shall remain in full force and effect.

6.	CSP RESPONSIBILITIES

A.	CSP shall market, promote and resell HP Refurbished LaserJet Products in compliance with the Agreement and this Addendum.

B.	CSP shall market, promote and resell HP Refurbished LaserJet Products only through the company name(s) designated on CSP’s Agreement with HP, and only using face-to-face, telephone, facsimile, catalog or Internet sales techniques to CSP Customers in the U.S.

C.	CSP shall place order with HP for all HP Refurbished LaserJet Products on Refurbished LaserJet Product List within two (2) business days following the date when CSP receives Refurbished LaserJet Product List from HP.

D.	CSP shall:

1.	Comply with all applicable State and Federal laws for sales using face-to-face, telephone, facsimile, catalog or Internet selling techniques.

2.	Provide CSP Customers with HP Refurbished LaserJet Products price, availability information and description.

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E.	CSP shall not export HP Refurbished LaserJet Products outside the U.S., nor shall CSP resell HP Refurbished LaserJet Products for export outside the U.S.

F.	CSP shall not resell HP Refurbished LaserJet Products to any U.S. federal government department, agency or branch thereof without HP’s prior written approval.

G.	All HP Refurbished LaserJet Products shall be clearly identified wherever applicable, including but not limited to, cartons, invoices and warranties and marketed as “USED AND REFURBISHED.”

H.	HP Refurbished LaserJet Products shall not be advertised as new and shall only be advertised as refurbished.

I.	CSP shall notify CSP Customers of the warranty applicable to HP Refurbished LaserJet Products prior to purchase.

7.	HP RESPONSIBILITIES

A.	HP shall offer CSP all HP inventory of HP LaserJet Refurbished Product for purchase less any HP Refurbished LaserJet Products that HP requires for purposes of fulfilling its own Customer orders or to satisfy non-resale related business needs.

B.	HP shall e-mail CSP an updated Refurbished LaserJet Product List on a weekly basis.

8.	RETURNS

HP Refurbished LaserJet Products shall not be eligible for return to HP for price protection credit, for stock adjustment returns or as customer satisfaction returns. HP shall only accept returns for defective HP Refurbished LaserJet Products.

9.	TERM AND TERMINATION

A.	CSP’s appointment shall commence on the Effective Date indicated within the approval notification issued from HP to CSP. CSP’s appointment shall terminate, unless otherwise terminated as set forth herein, upon termination or expiration of the Agreement. At HP’s discretion, CSP’s participation may be renewed upon expiration of this Addendum.

B.	Either Party may terminate this Addendum (1) without cause upon thirty (30) days prior written notice to the other Party; or (2) with cause upon fifteen (15) days prior written notice to the other Party. Termination of this Addendum may affect the Agreement or other distribution or resale agreement or addenda between HP and CSP.

C.	Upon termination or expiration of the Agreement or this Addendum for any reason, CSP shall immediately cease representing itself as a seller of HP Refurbished LaserJet Products and shall immediately cease any activity permitted by this Addendum.

D.	Upon termination, non-compliance, or expiration of this Addendum for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate. CSP shall immediately return to HP at CSP’s expense all free-of-charge materials provided to CSP by HP for the sale and support of HP Refurbished LaserJet Products.

E.	HP may require CSP return, against outstanding balance or for re-purchase, any HP Refurbished LaserJet Products purchased under this Addendum.

END HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT – REFURBISHED AND EXCESS LASERJET PRODUCTS ADDENDUM

H

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER

IPG PRODUCT SPECIFIC ADDENDUM

1.	DEFINITIONS	2
2.	STRUCTURE AND APPOINTMENT	2
3.	PERFORMANCE COMMITMENT	2
4.	OPERATING POLICIES	2
5.	TERM AND TERMINATION	3

H

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER

IPG PRODUCT SPECIFIC ADDENDUM

1.	DEFINITIONS

All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Partner Agreement Definitions Addendum and the Channel Service Provider Addendum.

2.	STRUCTURE AND APPOINTMENT

A.	HP appoints Business Development Partner to purchase HP Imaging and Printing Group Products (“IPG Products”) directly from HP for resale only to CSP Customers. IPG Products available for purchase and resale shall be set forth at http://partner.americas.hp.com, incorporated herein by reference. All IPG Products are U.S. versions only.

B.	This HP U.S. Business Development Partner Agreement-Channel Service Provider IPG Products Specific Addendum (“IPG Product Specific Addendum”) adds terms and conditions controlling CSP purchasing IPG Products directly from HP and reselling to CSP Customers. Any and all purchases and resales of IPG Products shall be conducted pursuant to the terms and conditions of this IPG Product Specific Addendum and the Agreement. In the event of a conflict between the terms and conditions of this IPG Product Specific Addendum and the terms and conditions of the Agreement, the terms and conditions of this IPG Product Specific Addendum shall prevail.

C.	CSP accepts this appointment pursuant to the terms and conditions of this IPG Product Specific Addendum, the terms and conditions of the Agreement, and the terms and conditions of the Channel Service Provider Addendum.

3.	PERFORMANCE COMMITMENT

A.	CSP shall be permitted to purchase IPG Products directly from HP only in the event that the individual HP CSP shall commit to and substantiate a minimum annual Ship-to dollar amount of one hundred million dollars ($100,000,000) in IPG Products.

B.	HP reserves the right, in its sole discretion, to permit a CSP to purchase IPG Products directly from HP despite CSP’s initial inability to substantiate an annual performance commitment as set forth above in Subsection 3(A).

C.	CSP’s annual performance commitment under this IPG Product Specific Addendum shall be for deliveries of IPG Products purchased over a twelve (12) month period. In the event the term of this IPG Product Specific Addendum is shorter than twelve (12) months, an applicable twelve (12) month performance commitment shall be calculated by projection over a full twelve (12) month term.

D.	HP shall review progress towards CSP’s performance commitment pertaining to this IPG Product Specific Addendum at any time in its sole discretion. In the event CSP’s projected performance commitment falls below the actual performance commitment, HP reserves the right to terminate the Agreement or this IPG Product Specific Addendum for cause.

4.	OPERATING POLICIES

A.	Stock Adjustment, Defective Unit and Customer Satisfaction Returns

1.	With the exception of IPG Products in Product Line R4, HP shall accept stock adjustment returns, closed box returns, defective unit and customer satisfaction returns of IPG Products up to a two percent (2%) returns cap. The returns cap for IPG Products shall be calculated as follows: add together the net dollar total of all IPG Products invoiced shipments during the previous quarter and multiply the result by two percent (2%) (“IPG Products Returns Cap”).

2.	HP shall not accept stock adjustment returns, closed box returns, defective unit and customer satisfaction returns of IPG Products in Product Line R4.

3.	HP shall not accept returns for any IPG Products declared obsolete.

4.	Quarters are calculated as follows: February through April; May through July; August through October; and November through January.

5.	HP shall charge a twenty five percent (25%) restocking fee for any IPG Products returned in excess of the IPG Products Returns Cap set forth hereinabove. Notwithstanding the foregoing, HP reserves the right, in its sole discretion, to alternatively reject IPG Products returned in excess of the IPG Products Returns Cap to CSP at CSP’s expense. As necessary, HP shall honor the IPG Products warranty for HP IPG Product returns exceeding the IPG Products Returns Cap.

6.	Ineligible IPG Products shall be defined to include IPG Products returned in excess of the IPG Products Returns Cap set forth hereinabove.

7.	CSP shall be sent a monthly invoice by HP for the amount due as a restocking fee. The monthly restocking fee shall be calculated by multiplying twenty five percent (25%) by the total amount of the net dealer price of each Ineligible HP IPG Product returned that month. Payment of the restocking fee shall be paid by CSP within thirty (30) days from invoice.

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B.	Price Protection

1.	HP reserves the right to change its List Prices with not more than five (5) days written, electronic or other notice to CSP. In the event HP reduces the price of any IPG Product as determined by SKU, CSP shall be eligible to receive a price protection credit equal to the difference between the Net Price paid by CSP and the reduced price. HP shall price protect all shipments made by HP to CSP less any IPG Products returned by CSP to HP, as calculated on an Inventory Cap basis.

2.	Inventory Cap, as determined by HP in its sole discretion, shall be the lesser of the number of all price protected IPG Products by SKU (1) in CSP’s inventory; or (2) all shipments made by HP to CSP thirty (30) days prior to the effective date of the price reduction. Inventory for purposes of IPG Product Specific Addendum means IPG Products purchased from HP pursuant to the Agreement including both IPG Products on-hand and IPG Products in-transit from HP to CSP.

3.	Price protection credit shall be the difference between the net price and the reduced price times Inventory Cap.

4.	HP shall invoice based on the new reduced price for such IPG Products shipped on or after the effective date of the reduction.

5.	Any disputes regarding the amount credited shall be communicated to HP within thirty (30) days after the issuance of the credit. CSP shall not deduct from any outstanding invoice from HP any amount for any reason whatsoever.”

C.	CSP Sales and Shipment Locations

1.	For CSPs demonstrating an annual volume performance, as measured in sell through, of up to one billion dollars ($1,000,000,000), HP shall ship to a maximum of six (6) Approved Shipment Locations. CSP must own more than fifty percent (50%) of its business at each Approved Location (“Consolidated Shipping Option”).

2.	An exception shall be made where drop shipment is available for a specific Product under a special program. Drop shipment for those Products shall be subject to limitations indicated in the relevant Addendum.

3.	For CSPs demonstrating an annual performance commitment of greater than one billion dollars ($1,000,000,000), HP may allow additional Shipment Locations, subject to the review and written approval of HP Field and Channel Logistics management teams (“Outlet Shipping Option”). The application process for additional Shipment Locations may require CSP to provide documentation substantiating the increased efficiencies obtained for both HP and CSP by the additional Shipment Locations.

D.	CSP Sales and Shipment Locations

1.	Consolidated Shipping Option. HP shall ship to a maximum of six (6) approved Shipment Locations. CSP must own more than fifty percent (50%) of its business at each Approved Shipment Location.

An exception shall be made where drop shipment is available for a specific Product under a special program. Drop shipment for those Products shall be subject to limitations indicated in the relevant Addendum.

2.	Outlet Shipping Option. CSP may elect more than six (6) Shipment Locations. This election shall result in a one percent (1%) reduction in Product discount. CSP must own more than fifty percent (50%) of its business at each Approved Shipment Location.

An exception shall be made where drop shipment is available for a specific Product under a special program. Drop shipment for those Products shall be subject to limitations indicated in the relevant Addendum.

5.	TERM AND TERMINATION

A.	CSP’s appointment shall commence on the Effective Date indicated within the approval notification issued from HP to CSP. CSP’s appointment shall terminate, unless otherwise terminated as set forth herein, upon termination or expiration of the Agreement. At HP’s discretion, CSP’s participation may be renewed upon expiration of this IPG Product Specific Addendum.

B.	Either Party may terminate this IPG Product Specific Addendum (1) without cause upon thirty (30) days prior written notice to the other Party; or (2) with cause upon fifteen (15) days prior written notice to the other Party. Termination of this IPG Product Specific Addendum may affect the Agreement or other distribution or resale agreement or addenda between HP and CSP.

C.	Upon termination or expiration of the Agreement or this IPG Product Specific Addendum for any reason, CSP shall immediately cease representing itself as a seller of IPG Products and shall immediately cease any activity permitted by this IPG Product Specific Addendum.

D.	Upon termination, non-compliance, or expiration of this IPG Product Specific Addendum for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate. CSP shall immediately return to HP at CSP’s expense all free-of-charge materials provided to CSP by HP for the sale and support of IPG Products.

E.	HP may require CSP return, against outstanding balance or for re-purchase, any IPG Products purchased under this IPG Product Specific Addendum.

END HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT - IPG PRODUCT SPECIFIC ADDENDUM

H

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER

NSS PRODUCT SPECIFIC ADDENDUM

1.	DEFINITIONS	2
2.	STRUCTURE AND APPOINTMENT	2
3.	PERFORMANCE COMMITMENT	2
4.	OPERATING POLICIES	2
5.	TERM AND TERMINATION	3

H

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER

NSS PRODUCT SPECIFIC ADDENDUM

1.	DEFINITIONS

All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Agreement Definitions Addendum and the Channel Service Provider Addendum.

2.	STRUCTURE AND APPOINTMENT

A.	HP appoints Business Development Partner as an authorized, non-exclusive Channel Service Provider (“CSP”) to purchase HP Business and Enterprise Class NSS Storage Products (“NSS Products”) from HP and resale only to CSP Customers. NSS Products available for purchase and resale shall be set forth at http://partner.americas.hp.com, incorporated herein by reference. All NSS Products are U.S. versions only.

B.	This HP U.S. Business Development Partner Agreement-Channel Service Provider NS Product Specific Addendum (“NSS Product Specific Addendum”) adds terms and conditions to the HP U.S Business Development Agreement and the Channel Service Provider Addendum (the “Agreement”). Any and all purchases and resales of NSS Products shall be conducted pursuant to the terms and conditions of this NSS Product Specific Addendum and the Agreement. In the event of a conflict between the terms and conditions of this NSS Product Specific Addendum and the Agreement, the terms and conditions of this NSS Product Specific Addendum shall prevail.

C.	CSP accepts this appointment pursuant to the terms and conditions of NSS Product Specific Addendum, the terms and conditions of the Agreement, and the terms and conditions of the Channel Service Provider Addendum.

3.	PERFORMANCE COMMITMENT

A.	CSP shall be permitted to purchase NSS Products directly from HP only in the event that CSP commits to and will demonstrate a minimum annual ship-to dollar amount of fifty million dollars ($50,000,000) in NSS Products.

B.	CSP’s annual performance commitment under this NSS Product Specific Addendum shall be for deliveries of NSS Products purchased over a twelve (12) month period. In the event that the term of the NSS Product Specific Addendum is shorter than twelve (12) months, an applicable twelve (12) month performance commitment shall be calculated by projection over a full twelve (12) month term, based on figures available for the shorter period.

C.	HP may review progress towards CSP’s performance commitment pertaining to this NSS Product Specific Addendum at any time in its sole discretion. In the event CSP’s projected performance commitment falls below the actual performance commitment, HP reserves the right to terminate the Agreement or this NSS Product Specific Addendum for cause.

D.	CSP must have met all HP authorization and training requirements prior to placing orders for NSS Products as set forth at http://partner.americas.hp.com.

4.	OPERATING POLICIES

A.	Stock Adjustment, Defective Unit and Open Box Returns

1.	HP shall accept stock adjustment returns, defective unit and open box returns of NSS Products, subject to the return allowance and pursuant to conditions as described below:

a.	The returns allowance for NSS Products shall be calculated by adding together the net dollar total of all of CSP’s invoiced shipments of NSS Products during the previous HP fiscal quarter and multiplying the result by the allotted allowance percentage stated below (“NSS Products Returns Allowance”).

b.	HP Business Class NSS Storage Build to Order Products (“BTO Products”) are allotted a 1% quarterly return allowance based on CSP’s previous quarter net sales of HP Business Class NSS Storage Products. HP will charge a twenty-five percent (25%) restocking fee for any BTO Product Returns that exceed the aforementioned allowance. CSP must pay the restocking fee within thirty (30) days of invoice.

c.	For HP Business Class NSS Storage Configure to Order Products (“CTO Products”) only defective units (“DOA”) may be returned. CTO Product DOA returns are allotted a 1% quarterly return allowance based on the distributor’s previous quarter net sales of HP Business Class NSS Storage Products. No additional returns will be permitted.

d.	HP Enterprise Class NSS Storage Products: Enterprise Class NSS Storage Products are allotted a 5% quarterly return allowance based on the distributor’s previous quarter’s net sales of HP Enterprise Class NSS Storage Products. No additional return will be permitted. CSP must submit an offsetting purchase order for any stock rotation returns of Enterprise Class NSS Storage Products.

2.	If HP obsoletes an NSS Storage Product, only Enterprise Class NSS Storage Products will be accepted as returns.

3.	Quarters are calculated as follows: February through April; May through July: August through October; and November through January.

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B.	Price Protection

1.	HP reserves the right to change its List Prices via written, electronic or other notice to CSP. In the event HP reduces the price of any HP Business or Enterprise Class NSS Storage Product, as determined by SKU, CSP shall be eligible to receive a price protection credit for the amount of time set forth below. “Price Protection” means a credit equal to the difference between the Net Price prior to the price reduction and the reduced price.

2.	HP shall provide Price Protection to CSP as follows:

a.	Price Protection for HP Business Class NSS Storage Product is as follows:

b.	BTO Products: inventory on hand, plus five (5) days in transit from HP to CSP, up to a maximum of inventory shipped with last 30 (thirty)-calendar days.

c.	CTO Products: seven (7) calendar days in transit.

d.	Price Protection for HP Enterprise Class NSS Storage Products is for inventory on hand for a maximum of 60 (sixty) calendar days. HP Enterprise Class NSS Storage Products in transit are only price protected if they are drop shipments from HP to an End User.

e.	CSP must communicate to HP any dispute regarding the amount credited within thirty (30) days after the issuance of the credit. CSP shall not deduct from any outstanding HP invoice any amount for any reason whatsoever.

f.	Product shipped on or after the effective date of the price reduction shall be invoiced at the new price and not subject to price protection.

C.	CSP Shipment Locations

1.	For CSPs demonstrating an annual sell-though volume of up to one billion dollars ($1,000,000,000), HP will ship to a maximum of six (6) Approved Shipment Locations

2.	HP, in its own discretion and subject to its own limitations, may drop shipment Products directly to End Users.

3.	For CSPs demonstrating an annual sell-through volume of greater than one billion dollars ($1,000,000,000), HP may allow more than six (6) Approved Shipment Locations, subject to the review and written approval of HP Field and Channel Logistics management teams. HP may require CSP to provide documentation substantiating the increased efficiencies of more than six (6) Approved Shipment Locations.

5.	TERM AND TERMINATION

A.	CSP’s appointment shall commence on the Effective Date indicated within the approval notification issued from HP to CSP. CSP’s appointment shall terminate, unless otherwise terminated as set forth herein, upon termination or expiration of the Agreement. At HP’s discretion, CSP’s participation may be renewed upon expiration of this NSS Product Specific Addendum.

B.	Either Party may terminate this NSS Product Specific Addendum (1) without cause upon thirty (30) days prior written notice to the other Party; or (2) with cause upon fifteen (15) days prior written notice to the other Party. Termination of this NSS Product Specific Addendum may affect the Agreement or other distribution or resale agreement or addenda between HP and CSP.

C.	Upon termination or expiration of the Agreement or this NSS Product Specific Addendum for any reason, CSP shall immediately cease representing itself as a seller of NSS Products and shall immediately cease any activity permitted by this NSS Product Specific Addendum.

D.	Upon termination, non-compliance, or expiration of this NSS Product Specific Addendum for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate. CSP shall immediately return to HP at CSP’s expense all free-of-charge materials provided to CSP by HP for the sale and support of NSS Products.

E.	HP may require CSP return, against outstanding balance or for re-purchase, any NSS Products purchased under NSS Product Specific Addendum.

END HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT – NSS PRODUCT SPECIFIC ADDENDUM

H

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER

PROCURVE PRODUCT ADDENDUM

1.	DEFINITIONS	2
2.	STRUCTURE AND APPOINTMENT	2
3.	PERFORMANCE COMMITMENT	2
4.	TERM AND TERMINATION	2

H

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER

PROCURVE PRODUCT ADDENDUM

1.	DEFINITIONS

All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Partner Agreement Definitions Addendum and the Channel Service Provider Addendum.

2.	STRUCTURE AND APPOINTMENT

A.	HP appoints Business Development Partner to purchase HP Product Line 6H Products (“ProCurve Products”) directly from HP for resale only to CSP Customers. ProCurve Products available for purchase and resale shall be set forth at http://partner.americas.hp.com, incorporated herein by reference. All ProCurve Products are U.S. versions only.

B.	This HP U.S. Business Development Partner Agreement-Channel Service Provider ProCurve Products Addendum adds terms and conditions to the HP U.S Business Development Agreement and the Channel Service Provider Addendum (the “Agreement”) controlling CSP’s purchasing of ProCurve Products directly from HP and reselling to CSP Customers. Any and all purchases and resales of ProCurve Products by CSP shall be conducted pursuant to the terms and conditions of this ProCurve Product Addendum and the Agreement. In the event of a conflict between the terms and conditions of this ProCurve Product Addendum and the terms and conditions of the Agreement, the terms and conditions of this ProCurve Product Addendum shall prevail.

C.	CSP accepts this appointment pursuant to the terms and conditions of this ProCurve Product Addendum and the terms and conditions of the Agreement.

3.	PERFORMANCE COMMITMENT

A.	CSP shall be permitted to purchase ProCurve Products directly from HP only in the event that the individual HP CSP shall commit to and substantiate a minimum annual Ship-to dollar amount of ten million dollars ($10,000,000) in ProCurve Products.

B.	HP reserves the right, in its sole discretion, to permit a CSP to purchase ProCurve Products directly from HP despite CSP’s initial inability to substantiate an annual performance commitment as set forth above in Subsection 3(A).

C.	CSP’s annual performance commitment under this ProCurve Product Addendum shall be for deliveries of ProCurve Products purchased over a twelve (12) month period. In the event the term of this ProCurve Product Addendum is shorter than twelve (12) months, an applicable twelve (12) month performance commitment shall be calculated by projection over a full twelve (12) month term.

D.	HP shall review progress towards CSP’s performance commitment pertaining to this ProCurve Product Addendum at any time in its sole discretion. In the event CSP’s projected performance commitment falls below the actual performance commitment, HP reserves the right to terminate the Agreement or this ProCurve Product Addendum for cause.

4.	TERM AND TERMINATION

A.	CSP’s appointment shall commence on the Effective Date indicated within the approval notification issued from HP to CSP. CSP’s appointment shall terminate, unless otherwise terminated as set forth herein, upon termination or expiration of the Agreement. At HP’s discretion, CSP’s participation may be renewed upon expiration of this ProCurve Product Addendum.

B.	Either Party may terminate this ProCurve Product Addendum (1) without cause upon thirty (30) days prior written notice to the other Party; or (2) with cause upon fifteen (15) days prior written notice to the other Party. Termination of this ProCurve Product Addendum may affect the Agreement or other distribution or resale agreement or addenda between HP and CSP.

C.	Upon termination or expiration of the Agreement or this ProCurve Product Addendum for any reason, CSP shall immediately cease representing itself as a seller of ProCurve Products and shall immediately cease any activity permitted by this ProCurve Product Addendum.

D.	Upon termination, non-compliance, or expiration of this ProCurve Product Addendum for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate. CSP shall immediately return to HP at CSP’s expense all free-of-charge materials provided to CSP by HP for the sale and support of ProCurve Products.

E.	HP may require CSP return, against outstanding balance or for re-purchase, any ProCurve Products purchased under this ProCurve Product Addendum.

END HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT - PROCURVE PRODUCT ADDENDUM

H

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER

PSG PRODUCTS ADDENDUM

1.	DEFINITIONS	2
2.	STRUCTURE AND APPOINTMENT	2
3.	PERFORMANCE COMMITMENT	2
4.	TERM AND TERMINATION	2

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT -

CHANNEL SERVICE PROVIDER

PSG PRODUCTS ADDENDUM

1.	DEFINITIONS

All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Partner Agreement Definitions Addendum and the Channel Service Provider Addendum.

2.	STRUCTURE AND APPOINTMENT

A.	HP appoints Business Development Partner as an authorized, non-exclusive commercial Channel Service Provider (“CSP”) to purchase HP personal computing system Products (“HP PSG Products”) directly from HP for resale to CSP Customers. HP PSG Products available for purchase and resale under this Channel Service Provider PSG Products Addendum exclude End of Life PSG Products and HP Refurbished Products. Products available for purchase and resale hereunder shall be set forth at the Partnership Website, incorporated herein by reference. All HP PSG Products are U.S. versions only.

B.	This HP U. S. Business Development Partner – Channel Service Provider PSG Products Addendum (“CSP PSG Product Addendum”) adds terms and conditions to the HP U.S. Business Development Partner Agreement (“Agreement”) controlling CSP’s purchase and resale of HP PSG Products. Any and all purchases and resales of HP PSG Products shall be conducted pursuant to the terms and conditions of this CSP PSG Product Addendum and the Agreement. In the event of a conflict between the terms and conditions of this CSP PSG Product Addendum and the terms and conditions of the Agreement, the terms and conditions of this CSP PSG Product Addendum shall prevail.

C.	CSP accepts this appointment pursuant to the terms and conditions of this CSP PSG Product Addendum, the terms and conditions of the Agreement, and the terms and conditions of the Channel Service Provider Addendum.

3.	PERFORMANCE COMMITMENT

A.	CSP shall be permitted to purchase HP PSG Products directly from HP only in the event that CSP commits to and substantiates a minimum annual Ship-to dollar amount of one hundred fifty million dollars ($150,000,000) in HP PSG Products.

B.	CSP’s annual performance commitment under this PSG Product Addendum shall be for deliveries of HP PSG Products purchased over a twelve (12) month period. In the event the term of this CSP PSG Product Addendum is shorter than twelve (12) months, an applicable twelve (12) month performance commitment shall be calculated by projection over a full twelve (12) month term.

C.	HP may review progress towards CSP’s performance commitment pertaining to this CSP PSG Product Addendum at any time in its sole discretion. In the event CSP’s projected performance commitment falls below the actual performance commitment, HP reserves the right to terminate the Agreement or this CSP PSG Product Addendum for cause.

4.	TERM AND TERMINATION

A.	CSP’s appointment shall commence on the Effective Date indicated within the approval notification issued from HP to CSP. CSP’s appointment shall terminate, unless otherwise terminated as set forth herein, upon termination or expiration of the Agreement. At HP’s discretion, CSP’s participation may be renewed upon expiration of this CSP PSG Product Addendum.

B.	Either Party may terminate this CSP PSG Product Addendum (1) without cause upon thirty (30) days prior written notice to the other Party; or (2) with cause upon fifteen (15) days prior written notice to the other Party. Termination of this CSP PSG Product Addendum may affect the Agreement or other distribution or resale agreement or addenda between HP and CSP.

C.	Upon termination or expiration of the Agreement or this CSP PSG Product Addendum for any reason, CSP shall immediately cease representing itself as a seller of HP PSG Products and shall immediately cease any activity permitted by this CSP PSG Product Addendum.

D.	Upon termination, non-compliance, or expiration of this CSP PSG Product Addendum for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate. CSP shall immediately return to HP at CSP’s expense all free-of-charge materials provided to CSP by HP for the sale and support of HP PSG Products.

E.	HP may require CSP return, against outstanding balance or for re-purchase, any HP PSG Products purchased under this CSP PSG Product Addendum.

END HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT – CSP PSG PRODUCTS ADDENDUM

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER

ISS PRODUCTS ADDENDUM

1.	DEFINITIONS	2
2.	STRUCTURE AND APPOINTMENT	2
3.	PERFORMANCE COMMITMENT	2
4.	TERM AND TERMINATION	2

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER

ISS PRODUCTS ADDENDUM

1.	DEFINITIONS

All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. CSP Agreement Definitions Addendum and the Channel Service Provider Addendum.

2.	STRUCTURE AND APPOINTMENT

A.	HP appoints Business Development Partner as an authorized, non-exclusive Channel Service Provider (“CSP”) to purchase HP Industry Standard Server Products (“ISS Products”) from HP for resale to CSP Customers only. ISS Products available for purchase and resale shall be set forth at the Partnership Website, incorporated herein by reference. All ISS Products are U.S. versions only.

B.	This HP U.S. Business Development Partner Agreement — Channel Service Provider ISS Products Addendum (“ISS Product Addendum”) adds terms and conditions to the HP U.S. Business Development Partner Agreement (“Agreement”) controlling CSP’s purchase and resale of ISS Products. Any and all purchases and resales of ISS Products shall be conducted pursuant to the terms and conditions of this ISS Product Addendum, the Agreement, and the Channel Service Provider Addendum. In the event of a conflict between the terms and conditions of this ISS Product Addendum and the terms and conditions of the Agreement, the terms and conditions of this ISS Product Addendum shall prevail.

C.	CSP accepts this appointment pursuant to the terms and conditions of this ISS Product Addendum, the terms and conditions of the Channel Service Provider Addendum, and the terms and conditions of the Agreement.

3.	PERFORMANCE COMMITMENT

A.	CSP shall be permitted to purchase ISS Products directly from HP only in the event that CSP commits to and substantiates a minimum annual Ship-to dollar amount of one hundred million dollars ($100,000,000) in ISS Products.

B.	CSP’s annual performance commitment under this ISS Product Addendum shall be for deliveries of SS Products purchased over a twelve (12) month period. In the event the term of this ISS Product Addendum is shorter than twelve (12) months, an applicable twelve (12) month performance commitment shall be calculated by projection over a full twelve (12) month term.

C.	HP may review progress towards CSP’s performance commitment pertaining to this ISS Product Addendum at any time in its sole discretion. In the event CSP’s projected performance commitment falls below the actual performance commitment, HP reserves the right to terminate the Agreement or this ISS Product Addendum for cause.

D.	CSP shall ensure that its employees complete any training courses and/or certification designated by HP for each authorized location. Employees eligible to meet HP’s certification requirements must be CSP’s actual full-time employees. CSP’s contract and part-time employees shall not be eligible for certification. Specific training requirements for the SS Products are defined on the Partnership Website.

4.	TERM AND TERMINATION

A.	CSP’s appointment shall commence on the Effective Date indicated within the approval notification issued from HP to CSP. CSP’s appointment shall terminate, unless otherwise terminated as set forth herein, upon termination or expiration of the Agreement. At HP’s discretion, CSP’s participation may be renewed upon expiration of this ISS Product Addendum.

B.	Either Party may terminate this ISS Product Addendum (1) without cause upon thirty (30) days prior written notice to the other Party; or (2) with cause upon fifteen (15) days prior written notice to the other Party. Termination of this ISS Product Addendum may affect the Agreement or other distribution or resale agreement or addenda between HP and CSP.

C.	Upon termination or expiration of the Agreement or this ISS Product Addendum for any reason, CSP shall immediately cease representing itself as a seller of ISS Products and shall immediately cease any activity permitted by this ISS Product Addendum.

D.	Upon termination, non-compliance, or expiration of this ISS Product Addendum for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate. CSP shall immediately return to HP at CSP’s expense all free-of-charge materials provided to CSP by HP for the sale and support of ISS Products.

E.	HP may require CSP return, against outstanding balance or for re-purchase, any ISS Products purchased under this ISS Product Addendum.

END HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT – CSP ISS PRODUCTS ADDENDUM

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT-

CHANNEL SERVICE PROVIDER – REFERRAL ADDENDUM

1.	DEFINITIONS	2
2.	APPOINTMENT	2
3.	REQUIREMENTS	2
4.	CHANNEL SERVICE PROVIDER RESPONSIBILITIES	2
5.	HP RESPONSIBILITIES	3
6.	COMMISSIONS	3
7.	TERM AND TERMINATION	3

H

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT-

CHANNEL SERVICE PROVIDER – REFERRAL ADDENDUM

1.	DEFINITIONS

A.	All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Partner Agreement Definitions Addendum and the Channel Service Provider Addendum.

B.	For purposes of this Channel Service Provider-Referral Addendum only, “2nd Tier Reseller(s)” means those Business Development Partners in a current U.S. Business Development Partner Agreement with HP that are authorized to purchase Products from only an HP authorized Distributor and not directly from HP.

2.	APPOINTMENT

A.	HP appoints Business Development Partner as an authorized, non-exclusive Channel Service Provider (“CSP”) to sell Product directly to End Users only in situations where:

i.	A 2nd Tier Reseller refers a sales opportunity to the CSP and requests that CSP sources the Product directly to End User;

ii.	CSP acts as a fulfillment arm for 2nd Tier Reseller;

iii.	Title will pass directly from CSP to End User;

iv.	CSP ensures that such 2nd Tier Reseller does not make a claim to HP for payment of such referred sale; and

v.	CSP agrees to indemnify HP for any costs and fees associated with any claims made by the referring 2nd Tier Reseller regarding such referred sale.

B.	CSP’s appointment is subject to the terms and conditions of this Channel Service Provider-Referral Addendum (this “Referral Addendum”) in addition to the terms and conditions of the HP U.S. Business Development Partner Agreement and the Channel Service Provider Addendum (the “Agreement”). In the event of conflict between terms and conditions in this Referral Addendum and terms and conditions in the Agreement, the terms and conditions of the Referral Addendum will take precedence.

C.	CSP warrants that all information and benefits obtained through participation in any Referral Program and through this Referral Addendum shall only be used internally within CSP’s organization solely for Sale of Commercial Products and Services. No other right, title, or interest in the information provided through participation in any Referral Program is granted to CSP.

D.	CSP shall not disclose the terms and conditions of this Referral Addendum to any third party.

3.	REQUIREMENTS

A.	Products and Services available for resale shall be set forth within the attached Product exhibits and Product categories.

B.	HP may add, delete, or discontinue Products and Services or deem these to be obsolete without notice to CSP or End User.

C.	HP may issue notices regarding Products and Services updates, List Price changes, and Commissions through electronic methods.

D.	CSP shall regularly access Partnership Website to obtain and review information, updates, and any reports pertaining to the Referral Program(s) in which CSP participates.

E.	CSP shall follow reasonable HP requests related to participation in any Referral Program(s).

4.	CSP RESPONSIBILITIES

A.	CSP shall:

1.	Identify and keep current primary and secondary support contacts to receive marketing, sales, post-sales technical Support information, and pertinent Referral Program information provided by HP;

2.	Refrain from marketing, advertising, promoting, or disclosing features or availability of a new Product or Service until HP makes such Product or Service available for resale;

3.	Resell Product and pass title of Product solely to End User pursuant to this Referral Addendum;

4.	Provide to 2nd Tier Reseller only those Products, for which 2nd Tier Reseller is authorized under its HP U.S. Business Development Partner Agreement; and

5.	Design and implement a Sales Referral Program as follows:

i. Permits 2nd Tier Reseller to fulfill its contractual duties and responsibilities to HP;

H

ii.	Provide a written copy of the Sales Referral Program to HP for HP’s review for compliance with the terms and conditions of the U.S. Business Development Partner Agreement between HP and 2nd Tier Reseller; and

iii.	Fairly remunerates 2nd Tier Reseller for its Referral Services.

6.	Report to HP in writing, as soon as reasonably practicable, all suspected defects in Products and Services;

7.	Identify all referred sales, the 2nd Tier Reseller or non-authorized Reseller responsible for such referred sale and the End User in such referred sale, in its reports to HP; and

8.	Must hold the accounts receivable for such referred sales.

B.	For purposes of either the Agreement or sales and marketing programs, CSP shall provide HP with accurate Product Sells-To information in a format and frequency defined by HP.

5.	HP RESPONSIBILITIES

HP shall:

A.	Maintain and deliver communications regarding Referral Programs through the Partnership Website;

B.	Resolve End User service issues regarding Product and Service orders, delivery dates, returns, or payment when contacted either by End User or CSP on End User’s behalf.

6.	PROGRAM REBATES

A.	CSP shall be eligible to receive assigned Program Rebates provided CSP meets HP’s standard guidelines or terms and conditions then in effect for such Program Rebates. CSP shall also be in full compliance with the terms and conditions of this Referral Addendum and the Agreement.

B.	HP shall release assigned Program Rebates to CSP as soon as practicable after CSP properly claims such assigned Program Rebates in accordance with HP’s then effective Program Rebates reporting and claiming requirements.

C.	HP shall pay only one Program Rebate to CSP per sale.

7.	TERMS AND TERMINATION

A.	CSP’s appointment shall commence on the Effective Date indicated within the approval notification issued from HP to CSP. CSP’s appointment shall terminate, unless otherwise terminated as set forth herein, upon termination or expiration of the Agreement. At HP’s discretion, CSP’s participation may be renewed upon expiration of this Referral Addendum.

B.	Either Party may terminate this Referral Addendum (1) without cause upon thirty (30) days prior written notice to the other Party; or (2) with cause upon fifteen (15) days prior written notice to the other Party. Termination of this Referral Addendum may affect the Agreement or other distribution or resale agreement or addenda between HP and CSP.

D.	Upon termination or expiration of the Agreement or this Referral Addendum for any reason, CSP shall immediately cease representing itself as a seller of Products and shall immediately cease any activity permitted by Referral Addendum.

D.	Upon termination, non-compliance, or expiration of this Referral Addendum for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate. CSP shall immediately return to HP at CSP’s expense all free-of-charge materials provided to CSP by HP for the sale and support of Products.

E.	HP may require CSP return, against outstanding balance or for re-purchase, any Products purchased under this Referral Addendum.

END HP U.S. CHANNEL SERVICE PROVIDER AGREEMENT – REFERRAL ADDENDUM

H

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER

SERVER PILOT PROGRAM ADDENDUM

1.	DEFINITIONS	2
2.	STRUCTURE AND APPOINTMENT	2
3.	CSP OBLIGATIONS	2
4.	CONDITIONS OF DISTRIBUTION TO AUTHORIZED RESELLERS	3
5.	INDEMNIFICATION	4
6.	AUDIT	4
7.	RETURNS POLICY	5
8.	THIRD PARTY BENEFICIARY	5
9.	TERM AND TERMINATION	5

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT –

CHANNEL SERVICE PROVIDER

SERVER PILOT PROGRAM ADDENDUM

1.	DEFINITIONS

A.	“Associated Product Materials” or “APM” means materials as MS shall designate from time to time, such as end user manuals, recovery media, and external media. MS will make commercially reasonable efforts to ensure that changes made to the APM, if any, shall occur infrequently and will not affect the overall size of the APM packaging.

B.	“COA” means the Certificate of Authenticity as designated by MS.

C.	“Customer System” means HP’s computer system Product(s) identified as HP ProLiant Series or HP Server Series Products.

D.	“MSCORP” means Microsoft Corporation, the parent company of Microsoft Licensing, GP (“MS”).

E.	“Partitioning” is the physical or logical allocation of at least the central processing units, input/outputs, and memory resources of a Customer System into independent units, such that each unit (a “Partition”) is capable of running a copy of the Product.

F.	“Server Pilot Program” means program pursuant to which Microsoft Windows 2000 Server and Microsoft Windows Server 2003 are available for limited distribution pursuant to the terms and conditions of this Server Pilot Program Addendum.

G.	“Server Pilot Products” means Microsoft® Windows 2000 Server and Microsoft® Windows Server 2003.

H.	“Server Pilot Product Package(s)” means the two-part CD package including but not limited to the COA affixed to the outside of the CD wallet, end user manual, CD media, with an external break the seal label, placed over the opening of the Server Pilot Product and a break the seal license placed inside the Server Pilot Product packaging.

I.	All other capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Partner Agreement Definitions Addendum and the Channel Service Provider Addendum.

2.	STRUCTURE AND APPOINTMENT

A.	HP appoints Business Development Partner as an authorized, non-exclusive Channel Service Provider (“CSP”) to purchase Server Pilot Product Packages directly from HP only for resale to Authorized Resellers (defined in Section 4 below) only. Server Pilot Product Packages available for purchase and resale shall be set forth at the Partnership Website, incorporated herein by reference. All Server Pilot Product Packages are U.S. versions only.

B.	This HP U.S. Business Development Partner Agreement — Channel Service Provider Server Pilot Program Addendum adds terms and conditions to the HP U.S. Business Development Partner Agreement and the Channel Service Provider Addendum (collectively, the “Agreement”) controlling CSP’s purchase and resale of Server Pilot Product Packages. Any and all purchases and resales of Server Pilot Product Packages shall be conducted pursuant to the terms and conditions of this Server Pilot Program Addendum and the Agreement. In the event of a conflict between the terms and conditions of this Server Pilot Program Addendum and the terms and conditions of the Agreement, the terms and conditions of this Server Pilot Program Addendum shall prevail.

C.	CSP accepts this appointment pursuant to the terms and conditions of this Server Pilot Program Addendum and the terms and conditions of the Agreement.

3.	CSP’S OBLIGATIONS

A.	CSP will not quote a separate price, advertise, market or promote the Server Pilot Product separate from a new Customer System to End Users.

B.	CSP will not remove, modify, or conceal any, copyright, trademark or patent notices or special labeling that appear in or on the Server Pilot Product(s) or any Server Pilot Product Packages.

C.	CSP will maintain, in a manner consistent with standard industry practice, the inventory of any such Server Pilot Products and Server Product Packages.

D.	CSP will destroy or “sell-off” all inventory of Server Pilot Products and Server Pilot Product Packages remaining at the expiration or termination of this Server Pilot Program Addendum.

E.	CSP will not reproduce all or any part of the Server Pilot Product(s) or Server Pilot Product Packages.

F.	CSP will not reverse engineer, decompile or disassemble any Server Pilot Product(s).

G.	Except as set forth herein, CSP shall not advertise, display or provide any additional or special packaging for the Server Pilot Products, or make the Server Pilot Products available through any other means or channel.

H.

CSP will promptly cease distribution of the Server Pilot Product(s) upon notice from HP or MS. MS may provide notice to cease distribution in cases where MS or HP has information indicating that CSP is not in full compliance with this Server

Pilot Program Addendum. Notwithstanding anything to the contrary in the Agreement, immediately upon such notice, CSP’s distribution rights under this Server Pilot Program Addendum will terminate if the notice so states, or MS or HP may terminate such distribution rights effective immediately upon a subsequent notice so stating from MS or HP.

4.	CONDITIONS OF DISTRIBUTION TO AUTHORIZED RESELLERS

CSP shall distribute the Server Pilot Products to Authorized Resellers (defined below) only, subject to following terms and conditions. CSP will require those resellers in its distribution channels with which CSP has a direct business relationship and who desire to participate in the Server Pilot Program (“Authorized Resellers”) to enter, as a condition of their participation in the Server Pilot Program, a written agreement with CSP requiring such Authorized Resellers to comply with the following terms and conditions, and making Microsoft a third party beneficiary of CSP’s agreements with the Authorized Resellers:

A.	Authorized Reseller will accept delivery of the Server Pilot Product from CSP on Authorized Reseller’s premises only and direct its employees to preinstall Server Pilot Product(s) solely on new Customer Systems;

B.	Simultaneously with the sale of a new Customer System, Authorized Reseller will preinstall one (1) copy of the Server Pilot Product software, on the hard disk or ROM of a new Customer System(s);

C.	Authorized Reseller will not quote a separate price, advertise, market or promote the Server Pilot Product separate from a new Customer System to End Users;

D.	Authorized Reseller will place only one (1) of each applicable Server Pilot Product Package, in the original packaging, inside the Customer System simultaneously with the sale of a new Customer System;

E.	Authorized Reseller will deliver the Customer Systems together with the original Server Pilot Product Packages inside a sealed HP Customer System box to End Users;

F.	Authorized Reseller will not reproduce all or any part of the Server Pilot Product(s) or Server Pilot Product Packages, except as necessary to preinstall the Server Pilot Product(s) in accordance with CSP’s directions;

G.	Authorized Reseller will not remove, modify, or conceal any, copyright, trademark or patent notices or special labeling that appear in or on the Server Pilot Product(s) or any Server Pilot Product Packages;

H.	Authorized Reseller will maintain, in a manner consistent with standard industry practice, the inventory of any such Server Pilot Products and Server Product Packages;

I.	Authorized Reseller will destroy or “sell-off” all remaining inventory of Server Pilot Products and Server Pilot Product Packages remaining at the expiration or termination of this Server Pilot Program Addendum;

J.	Preinstallation of the Server Pilot Products shall be performed by Authorized Reseller’s employees on Authorized Resellers’ premises only. Authorized Reseller will not reverse engineer, decompile or disassemble any Server Pilot Product(s);

K.	Authorized Reseller is authorized to resell the Server Pilot Product Packages only with and for use on HP ProLiant Series or HP Server Series systems based on the Pentium 3, Pentium 4, or comparable architecture;

L.	Authorized Reseller may not resell both the Product and any other MS operating system product with the same Customer System(s);

M.	Authorized Reseller is not authorized to resell the Server Pilot Product on a Customer System that includes more than four (4) processors. For purposes of this License Agreement, “processor” means a physical processor or central processing unit (CPU);

N.	A Customer System that contains Partitions (“Partitioned Customer System”) may be installed with not more than one (1) operating copy of the Product on a Partition. Authorized Reseller shall report and pay HP royalties for each Partition installed with a copy of the Product whether the Product is installed by CSP or by End User (if authorized by this License Agreement). End User is not authorized by this License Agreement to install more copies of the Product than Authorized Reseller has reported to HP. To that end, Authorized Reseller is responsible for instructing such End User that it may install no more than the number of copies of Product that Authorized Reseller has reported to HP;

O.	Authorized Reseller is not licensed to distribute a processor version of the Product on a Partitioned Customer System where the number of processors supporting a Partition running the Product is greater than four (4) processors;

P.	Authorized Reseller(s) shall manage and maintain accurate and complete records of Server Pilot Product Packages for CSP, which are received by Authorized Reseller(s) and distributed to End Users. Authorized Reseller(s) shall maintain on Authorized Reseller’s premises and inventory, the records of any such Server Pilot Product and Server Pilot Product Packages in a secure manner and separate from the records and inventory, if any, in Authorized Reseller’s possession for other companies;

Q.	During the term of this Server Pilot Program Addendum and for two (2) years thereafter, the Authorized Reseller shall maintain at its respective facilities all usual and proper records, including and not limited to, all records relating to each Server Pilot Product and Server Pilot Product Package sufficient to substantiate the number of copies of Server Pilot Product and/or Server Pilot Product Package(s), as applicable, received and distributed on behalf of HP pursuant to the terms of this Server Pilot Program Addendum;

R.	In order to verify compliance with the terms and conditions of this Server Pilot Program Addendum, on or around the fourth (4th) month after the Effective Date of this Server Pilot Program Addendum, MS shall have the option to cause an audit to be made of at least one Authorized Reseller’s records related to the Server Pilot Program. Any such audit and/or inspection shall be conducted during regular business hours at Authorized Reseller’s facilities, with or without prior notice from MS;

S.	Authorized Reseller(s) shall provide MS’ designated audit team with access to all records relevant to the Server Pilot Program maintained at Authorized Reseller’s facilities;

T.	MS will pay the cost of any such audit or inspection; provided however, that in the event the Authorized Reseller is found to be in violation of any term or condition of this Server Pilot Program Addendum or the Agreement, Authorized Reseller will promptly reimburse MS for all costs of the audit. MS designated auditors may be escorted by Authorized Reseller’s personnel when on such Authorized Reseller’s premises, and shall not unreasonably interfere with Authorized Reseller’s normal course of business;

U.	Except as set forth herein, Authorized Reseller shall not advertise, display or provide any additional or special packaging for the Server Pilot Products. Authorized Reseller will not make the Server Pilot Products available through any other means or channel;

V.	Authorized Reseller shall promptly cease distribution of the Server Pilot Product(s) upon notice from HP or MS. MS may provide notice to cease distribution in cases where MS or HP has information indicating that Authorized Reseller is not in full compliance with this Addendum. Notwithstanding anything to the contrary in the Agreement, immediately upon such notice, Authorized Reseller’s distribution rights under this Addendum will terminate if the notice so states, or MS or HP may terminate such distribution rights effective immediately upon a subsequent notice so stating from MS or HP;

W.	Authorized Reseller hereby indemnifies HP, MS and MSCORP against all damages, costs and attorneys’ fees, including any loss arising from claims or demands resulting from Authorized Reseller’s breach of any of terms and conditions herein, including without limitation, any unauthorized use, reproduction and/or distribution of all or any portion of the Server Pilot Product(s) and/or Server Pilot Product Packages inconsistent with the terms herein; and

X.	In order for the Authorized Reseller to receive credit for the return of Server Pilot Packages, all contents of the Server Pilot Package, including but not limited to any end user manuals, CD media or COAs in the Server Pilot Package, must be returned to CSP. NO RETURNS WILL BE ACCEPTED FOR SERVERS INSTALLED WITH THE SERVER SOFTWARE PACKAGE AND/OR SERVERS WITH THE COA APPLIED TO THEM.

5.	INDEMNIFICATION

CSP hereby indemnifies HP, MS and MSCORP against all damages, costs and attorneys’ fees, including any loss arising from claims or demands resulting from CSP’s breach of any of terms and conditions herein, including without limitation, any unauthorized use, reproduction and/or distribution of all or any portion of the Server Pilot Product(s) and/or Server Pilot Product Packages inconsistent with the terms herein.

6.	AUDIT

A.	CSP shall manage and maintain accurate and complete records of COAs, APM and Server Pilot Products for MS, which are received by CSP and distributed to Authorized Resellers. CSP shall maintain on CSP’s premises and inventory, the records of any such COAs in a secure manner and separate from the records and inventory, if any, in CSP’s possession for other companies.

B.	During the term of this Server Pilot Program Addendum and for two (2) years thereafter, CSP shall maintain at its facilities all usual and proper records, including and not limited to, all records relating to each Server Pilot Product and Server Pilot Product Package sufficient to substantiate the number of copies of Server Pilot Product and/or Server Pilot Product Package(s), as applicable, received and distributed on behalf of HP pursuant to the terms of this Server Pilot Program Addendum.

C.	In order to verify compliance with the terms and conditions of this Server Pilot Program Addendum, on or around the fourth (4th) month after the Effective Date of this Server Pilot Program Addendum, MS shall have the option to cause an audit to be made of CSP’s records related to the Server Pilot Program. Any such audit and/or inspection shall be conducted during regular business hours at CSP’s facilities, with or without prior notice from MS.

D.	CSP shall provide MS’ designated audit team with access to all records relevant to the Server Pilot Program maintained at CSP’s respective facilities.

E.	MS will pay the cost of any such audit or inspection; provided however, that in the event CSP is found to be in violation of any term or condition of this Server Pilot Program Addendum, CSP will promptly reimburse MS for all costs of the audit. MS designated auditors may be escorted by CSP personnel when on such CSP premises, and shall not unreasonably interfere with CSP’s normal course of business.

7.	RETURNS POLICY

In order for CSP to receive credit for the return of Server Pilot Packages, all contents of the Server Pilot Package, including but not limited to any end user manuals, CD media, or COAs in the Server Pilot Package, must be returned to HP. NO RETURNS WILL BE ACCEPTED FOR SERVERS INSTALLED WITH THE SERVER SOFTWARE PACKAGE AND/OR SERVERS WITH THE COA APPLIED TO THEM.

8.	THIRD PARTY BENEFICIARY

MS shall be the intended third party beneficiary of the HP U.S. Business Development Partner Agreement between HP and CSP with respect to the Server Pilot Products distributed under this Addendum to such Agreement.

9.	TERM AND TERMINATION

A.	CSP’s appointment shall commence on the Effective Date indicated on the Signature Page. CSP’s appointment shall terminate, unless otherwise terminated as set forth herein, upon termination or expiration of the Agreement. At HP’s discretion, CSP’s participation may be renewed upon expiration of this Server Pilot Program Addendum.

B.	Either Party may terminate this Server Pilot Program Addendum (1) without cause upon thirty (30) days prior written notice to the other Party; or (2) with cause upon fifteen (15) days prior written notice to the other Party. Termination of this Server Pilot Program Addendum may affect the Agreement or other distribution or resale agreement or addenda between HP and CSP.

C.	Upon termination or expiration of the Agreement or this Server Pilot Program Addendum for any reason, CSP shall immediately cease representing itself as a seller of Server Pilot Product Packages and shall immediately cease any activity permitted by this Server Pilot Program Addendum.

D.	Upon termination, non-compliance, or expiration of this Server Pilot Program Addendum for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate. CSP shall immediately return to HP at CSP’s expense all free-of-charge materials provided to CSP by HP for the sale and support of Server Pilot Product Packages.

E.	HP may require CSP return, against outstanding balance or for re-purchase, any Server Pilot Product Packages purchased under this Server Pilot Program Addendum.

END HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT – CSP SERVER PILOT PROGRAM ADDENDUM